Exhibit 10.12

EXHIBIT 1, SHEET 1

Building No.300, One Kendall Square

Cambridge, Massachusetts

(the “Building”)

Execution Date:	September 2, 2010

Tenant:	Visterra, Inc.
(name)

a Delaware corporation
(description of business organization)

Mailing Address:	Prior to the Term Commencement Date: 76 Rogers Street, Cambridge, MA 02142, Attn: President

After the Term Commencement Date: Building 300, One Kendall Square, Cambridge, MA 02139, Attn: President

Landlord:	RB Kendall Fee, LLC, a Delaware limited liability company

Mailing address:	c/o The Beal Companies LLP, 177 Milk Street, Boston, Massachusetts 02109 Attn: Senior Vice President - Asset Management

Building:	Building No. 300 in One Kendall Square in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts

Art. 2 Premises: An area on the third (3rd) floor of the Building, substantially as shown on Lease Plan, Exhibit 2

Art. 3.1 Term Commencement Date: The date on which Landlord delivers the Premises to Tenant with Tenant’s Improvements Substantially Completed (as hereinafter defined)

Art. 3.1 Specified Commencement Date: January 27, 2011

Art. 3.2 Termination Date: The date that is forty-eight (48) full calendar months following the Term Commencement Date (subject to Tenant’s early termination right as set forth in Section 3.2 herein)

Art. 5 Use of Premises: General office and laboratory use and for no other purpose, subject to the terms and condition of the Lease.

Art. 6 Yearly/Monthly Rent *

Time Period	Yearly Rent	Monthly Rent	P.S.F.
Term Commencement Date through the end of the Twelfth (12th) full month following the Term Commencement Date	$301,000.00	$25,083.33	$43.00
Month 13 through Month 24	$517,000.00	$43,083.33	$44.00
Month 25 through	$528,750.00	$44.062.50	$45.00
Month 36

Month 37 through Month 48	$540,500.00	$45,041.67	$46.00

*	Yearly Rent, Operating Expense Share and Tax Share during the first twelve (12) months of the term shall be calculated based on a total rentable area of 7,000 rsf. Commencing on the thirteenth (13th) month of the term, Yearly Rent, Operating Expense Share and Tax Share shall be calculated based upon the total rentable area of the Premises-that being 11,750 rsf.

Art. 7 Total Rentable Area: 11,750 square feet

  Total Rentable Area of Building No.300: 64.610 square feet

  Total Rentable Area of Complex: 639,586 square feet

Art. 8 Electric current will be furnished by Landlord to Tenant

Art. 9 Operating and Taxes:

  Tenant’s Proportionate Common Share: 1.84%

  Tenant’s Proportionate Building Share: 18.19%

Art. 29.3 Broker: Colliers Meredith & Grew and FHO Partners

Art. 29.5 Arbitration: Massachusetts; Superior Court

Art. 29.13 Security Deposit: $117,953.12 in the form of a Letter of Credit in accordance with Article 29.13

Art. 29.14 Parking Spaces: Eleven (11) spaces

Art. 29.15 Option to Extend Term: One (1) two (2) year option

1	REFERENCE DATA		6

2	DESCRIPTION OF DEMISED PREMISES		6

	2.1	Demised Premises	6
	2.2	Appurtenant Rights	6
	2.3	Exclusions and Reservations	6

3	TERM OF LEASE		6

	3.1	Definitions	6
	3.2	Habendum	7
	3.3	Declaration Fixing Term Commencement Date	8

4	READINESS FOR OCCUPANCY		8

	4.1	Tenant’s Improvements	8
	4.2	Entry by Tenant Prior to Term Commencement Date	11
	4.3	Condition of Premises	11
	4.4	Included Furniture	11

5	USE OF PREMISES		11

	5.1	Permitted Use	11
	5.2	Prohibited Uses	12
	5.3	Licenses and Permits	12

6	RENT		12

7	RENTABLE AREA		13

8	SERVICES FURNISHED BY LANDLORD		13

	8.1	Electric Current	13
	8.2	Water	14
	8.3	Elevators, Heat and Cleaning	15
	8.4	Air Conditioning	15
	8.5	Additional Heat and Air Conditioning Services	15
	8.6	Additional Air Conditioning Equipment	15
	8.7	Repairs	16
	8.8	Interruption or Curtailment of Services	16
	8.9	Energy Conservation	17

9	ESCALATION		17

	9.1	Definitions	17
	9.2	Tax Share	22
	9.3	Operating Expense Share	22
	9.4	Part Years	22
	9.5	Effect of Taking	22
	9.6	Survival	23

10	CHANGES OR ALTERATIONS BY LANDLORD		23

11	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT		23

12	ALTERATIONS AND IMPROVEMENTS BY TENANT		24

13	TENANT’S CONTRACTORS-MECHANICS’ AND OTHER LIENS-STANDARD OF TENANT’S PERFORMANCE-COMPLIANCE WITH LAWS		25

14	REPAIRS BY TENANT-FLOOR LOAD		25

	14.1	Repairs by Tenant	25
	14.2	Floor Load-Heavy Machinery	26

15	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION		26

	15.1	General Liability Insurance	26
	15.2	Certificates of Insurance	27
	15.3	General	27
	15.4	Property of Tenant	28
	15.5	Bursting of Pipes, etc	28
	15.6	Repairs and Alterations-No Diminution of Rental Value	29

16	ASSIGNMENT, MORTGAGING AND SUBLETTING		29

	16.1	Generally	29
	16.2	Reimbursement, Recapture and Excess Rent	30
	16.3	Certain transfers	32

17	MISCELLANEOUS COVENANTS		33

	17.1	Rules and Regulations	33
	17.2	Access to Premises-Shoring	33
	17.3	Accidents to Sanitary and Other Systems	34
	17.4	Signs, Blinds and Drapes	34
	17.5	Estoppel Certificate and Financial Statements	34
	17.6	Prohibited Materials and Property	35
	17.7	Requirements of Law-Fines and Penalties	35
	17.8	Tenant’s Acts—Effect on Insurance	35
	17.9	Miscellaneous	36

18	DAMAGE BY FIRE, ETC		36

19	WAIVER OF SUBROGATION		37

20	CONDEMNATION-EMINENT DOMAIN		37

21	DEFAULT		38

	21.1	Conditions of Limitation Re-Entry-Termination	38
	21.2	Intentionally Omitted	39
	21.3	Damages-Termination	39
	21.4	Fees and Expenses	40
	21.5	Waiver of Redemption	40
	21.6	Landlord’s Remedies Not Exclusive	40
	21.7	Grace Period	40

22	END OF TERM-ABANDONED PROPERTY		41

23	SUBORDINATION		42

24	QUIET ENJOYMENT		43

25	ENTIRE AGREEMENT-WAIVER-SURRENDER		44

	25.1	Entire Agreement	44

	25.2	Waiver by Landlord	44
	25.3	Surrender	44

26	INABILITY TO PERFORM-EXCULPATORY CLAUSE		44

27	BILLS AND NOTICES		45

28	PARTIES BOUND-SEIZING OF TITLE		46

29	MISCELLANEOUS		46

	29.1	Separability	46
	29.2	Captions, etc	46
	29.3	Broker	46
	29.4	Modifications	46
	29.5	Arbitration	46
	29.6	Governing Law	47
	29.7	Assignment of Rents	47
	29.8	Representation of Authority	47
	29.9	Expenses Incurred by Landlord Upon Tenant Requests	47
	29.10	Survival	47
	29.11	Hazardous Materials	48
	29.12	Patriot Act	49
	29.13	Security Deposit/Letter of Credit	50
	29.14	Parking	51
	29.15	Tenant’s Option to Extend the Term of the Lease	52
	29.16	Definition of Fair Market Rental Value	52
	29.17	Roof-Top License	53

Exhibit 2 Lease Plan

Exhibit 2A Work Scope

Exhibit 2B Plan Showing Location of ANS

Exhibit 2C Included Furniture

Exhibit 3 Plan of Complex

Exhibit 4 Term Commencement Date Agreement

Exhibit 5 Form of Letter of Credit

Exhibit 6 Tenant’s Personal Property

THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as “Premises”), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.	REFERENCE DATA

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES

2.1 Demised Premises. The Premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as the “Building”, which Premises are substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, rights to use twenty-four (24) hours per day, seven (7)days per week, three hundred and sixty-five (365) days per year, except in the case of force majeure, emergencies or closures due to casualty or condemnation or repairs, maintenance or alterations, within the Complex and except as otherwise provided herein, in common, with others entitled thereto, subject to reasonable rules and regulations from time to time made by Landlord of which Tenant is given notice and at no additional charge to Tenant (provided, however, that the cost to operate and maintain to areas described herein may be included as Operating Costs (as hereinafter defined); (a) the Common Areas (as defined in Section 3.1(d)), including, without limitation, the common lobbies, hallways, stairways and elevators of the Building, serving the Premises in common with others, (b) common walkways necessary for access to the Building, (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor and (d), during business hours (as hereinafter defined), common loading dock facilities; and no other appurtenant rights or easements, except as otherwise expressly provided herein. Notwithstanding the foregoing, even in the event of Landlord repairs, Tenant shall continue to have access to the Premises. While Tenant occupies the Premises for the uses permitted pursuant to Section 5, Tenant shall also have the right to use in support of its operations in the Premises the acid neutralization system located in the basement of the Building as shown on Exhibit 2B attached hereto, which acid neutralization system exclusively serves the Premises.

2.3 Exclusions and Reservations. All the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the Premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises, subject to Section 17.2, for the purposes of operation, maintenance, decoration and repair, are expressly excluded, from the Premises and reserved to Landlord.

3.	TERM OF LEASE

3.1 Definitions. As used in this Lease the words and terms which follow mean and include the following:

(a) “Specified Commencement Date” - The date (as stated in Exhibit 1) on which it is estimated that the Premises will be ready for Tenant’s occupancy for its use as stated in Exhibit 1.

(b) “Term Commencement Date” - the “Term Commencement Date” is the date on which the Premises are delivered to Tenant with the Tenant’s Improvements Substantially Completed and ready for Tenant’s occupancy (as defined in Article 4.2) for the conduct of its business for the use as set forth in Exhibit 1. If the Premises are not ready for such occupancy but if, pursuant to permission therefor duly given by Landlord, Tenant takes possession of the whole or any part of the Premises for use as set forth in Exhibit 1, “Term Commencement Date” shall be the date on which Tenant takes such possession.

(c) “Complex” shall be defined as all of the Building, the other buildings, and the Common Areas serving such buildings, all, located on the land (“Land”) shown outlined on Exhibit 3.

(d) “Common Areas” shall be defined as the common walkways, accessways, and parking facilities located on the Land and common facilities in the Complex, as the same may be changed, from time to time, including without limitation, alleys, sidewalks, lobbies, hallways, toilets, stairways, fan, rooms, utility closets, shaftways, street entrances, elevators, wires, conduits, meters, pipes, ducts, vaults, and any other equipment, machinery, apparatus, and fixtures wherever located on the Land, in the Complex, in the buildings in the Complex or in the Premises that either (a) serve the Premises as well as other parts of the Land or Complex, or (b) serve other parts of the Land or Complex but not the Premises.

3.2 Habendum. TO HAVE AND TO HOLD the Premises for a term of years commencing on the Term Commencement Date and ending at 11:59 p.m. on the last day of the forty-eighth (48th) complete month following the Term Commencement Date (as same may be extended in accordance with Section 29.15 below) or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called “Termination Date”). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall, at the option of Landlord (to be exercised by Landlord when it requests Tenant’s signature to the Term Commencement Date Agreement in the form attached as Exhibit 4), be deemed to be the last day of the calendar month in which said Termination Date occurs.

Notwithstanding the foregoing, at the expiration of the third (3rd) year following the Term Commencement Date, and provided Tenant is not in default under the terms of this Lease, Tenant shall have the right to terminate this Lease upon written notice to Landlord given no later than nine (9) months prior to the expiration of the third (3rd) year following the Term Commencement Date and after payment to Landlord of the sum of (i) brokerage fees calculated as 28.6% of the amount paid by Landlord to Colliers Meredith & Grew and FHO Partners, as shown on copies of the applicable paid invoices therefor, (ii) 28.6% of legal fees for the drafting and negotiation of this Lease (which at 100% shall not exceed $20,000 as shown on a copy of a paid invoice therefor); (iii) 28.6% of the architect’s fee for the design of the Tenant’s Improvements charged by Randy Lewis (which at 100% shall not exceed $42,909 as shown on a copy of a paid invoice therefor), and (iv) 28.6% of the construction costs of the Tenant’s improvements as such costs are detailed in the Budget and Description of Turnkey and Costs by The Richmond Group dated July 13, 2010 (which at 100% are estimated to be $1,009,088 as shown on a copy of the paid invoice therefor) plus the cost of demolition completed by Landlord in connection with Tenant’s improvements as shown on a copy of the paid invoice therefor (which at 100% shall not exceed $55,000) (collectively, the “Transaction Costs”). The actual Transaction Costs and the paid invoices therefor shall be provided by Landlord to Tenant within 90 days after the Term Commencement Date. After receipt of Tenant’s termination notice Landlord shall provide Tenant with written notice of the Transaction Costs and Tenant shall pay its portion of the Transaction Costs within thirty (30) days of receipt of Landlord’s notice, in such case the Lease shall be deemed terminated as of the expiration of the third (3rd) year following the Term Commencement Date. In the event Tenant terminates this Lease to relocate to larger space within the Complex, then Tenant shall not be required to pay the Transaction Costs. This right shall be personal to

Visterra, Inc. and shall be assignable only in accordance with an assignment of this Lease as permitted under Section 16.3 of this Lease.

3.3 Declaration Fixing Term Commencement Date. Landlord and Tenant hereby agree to execute a Term Commencement Date Agreement substantially in the form attached hereto as Exhibit 4, or as otherwise reasonably requested by Landlord confirming the actual Term Commencement Date and Termination Date, once same are determined. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease. If this Lease is terminated before the term expires, then upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney- in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord’s request therefor within ten (10) days. In no event shall this Lease be recorded or filed by Tenant with the Middlesex South Registry of Deeds or Middlesex South Registry District of the Land Court.

4.	READINESS FOR OCCUPANCY

4.1 Tenant’s Improvements.

(a) Landlord and Tenant have mutually agreed to the (i) Architectural Drawing by Randy Lewis Architect dated July 13, 2010 (the “Architectural Drawing”), (ii) Construction Schedule by The Richmond Group dated July 13, 2010, (iii) Budget and Description of Turnkey and Costs by The Richmond Group dated July 13, 2010, and (iv) Equipment and Utility Matrix by The Richmond Group and Tenant dated July 13, 2010 (items (i), (ii), (iii) and (iv) are collectively referred to as the “Work Scope”) for the layout and plans and specifications of Tenant’s leasehold improvements to the Premises (the “Tenant’s improvements”). Landlord shall be responsible for delivering, at its sole cost and expense (subject to Section 4.1(b) below) the Premises with the Tenant’s Improvements Substantially Completed (as defined below). Tenant’s improvements shall not include, without limitation, Tenant’s furniture, trade fixtures, equipment (except as otherwise set forth in the Work Scope), personal property, data and communications equipment and cabling, and shall be limited to construction as generally laid out and specified in the Work Scope. The Tenant’s Improvements shall include the electrical and HVAC capacities and distribution as set forth in or to accommodate the above-listed Work Scope. Except as otherwise may be expressly provided on the Plans (as hereinafter defined), Tenant acknowledges that Tenant’s Improvements will be designed and constructed to the general quality of the design and construction of the Building and in accordance with Landlord’s building standards (including but not limited to construction materials, design and finishes) for the Building. The Work Scope is attached hereto as Exhibit 2A.

(b) Based upon the Work Scope, the Landlord shall cause final plans and specifications, sufficient to permit the construction of Tenant’s Improvements, to be prepared (the “Plans”), which Plans shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed and shall be deemed given if not disapproved of in writing (with a detailed list of the deficiencies in the Plans), within five (5) days of submittal. Tenant shall not be deemed to have unreasonably withheld its consent if the Plans are inconsistent with the Work Scope. Tenant understands and agrees that changes to the Work Scope or the Plans that may be needed or desired by Tenant, and or the specification by Tenant of any components or finishes that are not Building standard or as depicted on the Work Scope or Plans, will be approved by Landlord and incorporated into the Work Scope or Plans only if (1) such changes are not Material Changes (as defined below) or (2) Tenant agrees to pay (as provided below) any net increase in the cost of the Tenant’s Improvements resulting from such changes and be responsible for any resulting delay in Substantial Completion. The term “Material Changes” as used herein are (i) changes that, individually or in the aggregate, modify the scope, cost or character of the Tenant’s improvements or any material component thereof from that set forth in the Work Scope or Plans, and (ii) changes that will, individually or in the aggregate, in Landlord’s reasonable opinion, result in a likelihood of material delay in the Substantial Completion of Tenant’s Improvements Tenant agrees that any additional cost or expense resulting from any Material Changes approved by Landlord, as well as from any changes requested by Tenant to the Tenant’s Improvements after the date hereof (including design and construction costs, including, but not limited to, materials, labor and general conditions costs) shall be the responsibility of Tenant and shall be paid in full, or reimbursed, as the case may be, by Tenant to Landlord within thirty (30) business days of billing therefor by Landlord; and Tenant agrees that if any such changes do result in delay in Substantial Completion, same shall be deemed a Tenant Delay (as defined below),

(c) Landlord shall proceed to construct Tenant’s Improvements at Landlord’s sole cost and expense (except as otherwise set forth herein) in substantial conformance with the Plans and in a good and workmanlike manner, including, without limitation, that all materials and equipment furnished as part of the Tenant’s Improvements shall be of good quality. All manufacturer’s or suppliers warranties on equipment installed as part of the Tenant’s Improvements shall be assigned to Tenant upon the Substantial Completion Date (except for the warranties on equipment subject to the one-year warranty set forth in Section 4.1(f) for systems that would not normally be operating at the time of Substantial Completion, which warranties shall be assigned to Tenant one year after the Substantial Completion Date, to the extent assignable, it being acknowledged and agreed that Tenant shall be responsible for maintaining and repairing such equipment. If Tenant elects to pay for extended warranties thereon Landlord will cooperate with Tenant in such efforts by Tenant. To the extent there is any term left on said warranties upon the expiration or earlier termination of this Lease, such warranties shall be assigned back to Landlord to the extent assignable. Landlord reserves the right to make changes and substitutions to the Plans in connection with the construction of Tenant’s Improvements, provided same do not materially adversely modify the Plans or substitute materials of equipment of lesser quality than as specified in the Plans, and Tenant agrees to not unreasonably withhold or delay its consent to any changes that do not materially adversely modify the Plans or substitute materials or equipment of lesser quality than as specified in the Plans. Tenant’s Improvements shall be constructed and completed by The Richmond Group whom Landlord shall engage to be Landlord’s contractor, in compliance with all applicable statutes and regulations.

(d) Landlord agrees to use reasonable speed and diligence to Substantially Complete Tenant’s Improvements by the Specified Commencement Date, provided, however, the failure to do so shall in no way affect the validity of this Lease except as provided in Section 4.1(g) or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease and Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

(e) Tenant’s Improvements shall be deemed “Substantially Complete” on the date (the “Substantial Completion Date”) all approvals necessary to legally occupy the Premises have been received from the City of Cambridge and Tenant receives Landlord’s architect’s certificate that the Premises are substantially completed in accordance with the Plans (subject only to the completion of Punchlist Work (defined below)). Landlord agrees to deliver copies of all such approvals to Tenant upon the Tenant’s written request. Any Punchlist Work not fully completed (of which Tenant shall give Landlord notice as provided below) on the Term Commencement Date shall thereafter be so completed with reasonable diligence by Landlord, but in no event shall such Punchlist Work be fully completed later than forty-five (45) days after the date the Punchlist is created. Notwithstanding the foregoing, if any delay in the Substantial Completion of the Tenant’s Improvements by Landlord is due to Tenant Delays, then the Substantial Completion Date shall be deemed to be the date Tenant’s Improvements would have been Substantially Complete, if not for such Tenant Delays, as reasonably determined by Landlord’s architect. “Tenant Delays” shall mean delays caused by: (i) requirements of any changes to Work Scope or Plans requested by Tenant, as provided in Section 4.1(b), which contain long lead-time or non-standard items requested by Tenant; (ii) any material change in the Work Scope or Plans requested by Tenant; (iii) any request by Tenant for a delay in the commencement or completion of Tenant’s Improvements for any reason; or (iv) any other act or omission of Tenant or its employees, agents or contractors which actually delays the Landlord from timely completing the Tenant’s Improvements. For purposes hereof, “Punchlist Work” is defined as minor or insubstantial details or defects of construction, decoration or mechanical adjustments that do not materially affect Tenant’s use of the Premises for the Permitted Use. If as a result of Tenant Delays the Premises are deemed ready for Tenant’s occupancy, pursuant to the foregoing (and the Term shall have commenced by reason thereof), but the Premises are not in fact actually ready for Tenant’s occupancy, Tenant shall not (except with Landlord’s consent not to be unreasonably withheld, conditioned or delayed) be entitled to take possession of the Premises for use as set forth in Exhibit 1 until the Premises are in fact actually ready for such occupancy.

(f) Within seven (7) business days after the Term Commencement Date, Landlord and Tenant shall confer and create a specific list of any Punchlist Work remaining items of work with respect to Tenant’s Improvements (a “Punchlist”). Except with respect to the items contained in the Punchlist and as otherwise expressly provided herein, Tenant shall be deemed satisfied with Tenant’s Improvements, Landlord shall be deemed to have completed all of its obligations under this Section 4.1 and Tenant shall have no claim that Landlord has failed to perform in full its obligations hereunder. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any manufacturer warranty with regard to equipment installed as part of Tenant’s Improvements; (ii) any non-compliance of the Tenant’s Improvements with applicable laws and regulations, or (iii) any claim that the Tenant’s Improvements were not completed substantially in accordance with the Plans (subject to changes thereto as permitted hereunder) (collectively, a “Construction Defect”). Except for latent defects (which term expressly excludes any design defects in the layout and configuration of the Tenant’s improvements), Tenant shall have ninety (90) days after Substantial Completion (or one (1) year after Substantial Completion in the case of latent defects and systems that would not normally be operating at the time of Substantial Completion such as air conditioning systems) within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect in a timely manner.

(g) This Lease is subject to the Landlord obtaining, at its sole cost and expense, all permits, licenses and approvals necessary to allow Landlord to construct Tenant’s Improvements; and if despite Landlord’s good faith efforts, Landlord shall be unable to obtain such permits, license or approvals, and is therefore unable to commence or complete Tenant’s Improvements, then this Lease may be terminated by Landlord or Tenant by written notice to the other party. In addition, if the Tenant’s Improvements are not Substantially Complete within sixty (60) days of the Specified Commencement Date for any reason other than Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord. Notwithstanding the foregoing, in the event Landlord is able to provide Tenant with temporary space for its business operations prior to the expiration aforementioned sixty (60) day period then Tenant shall not have a termination right unless the Tenant’s Improvements are not Substantially Complete within ninety (90) days of the Specified Commencement Date for any reason other than Tenant Delays. Landlord shall pay Tenant’s moving costs to relocate to such temporary space. In the event of a termination under this Section 4.1(g): (a) the Security Deposit and any rent paid in advance shall be promptly returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.

(h) Tenant shall have the exclusive right, during the term of this Lease, to use the Kohler 50KW generator located on the roof of the Building which serves only the Premises (the “Generator”), the acid neutralization system located in the basement of the Building as shown on Exhibit 2B attached hereto (the “ANS”) and the RODI System located in the Premises (the “RODI”). Landlord shall provide that the Generator, ANS and RODI are in good working order operating condition and repair on the Term Commencement Date. After the Term Commencement Date Tenant shall: (i) maintain, at its sole cost, the Generator, ANS and RODI in the same condition in which it is delivered to Tenant, reasonable wear and tear and damage caused by fire or other casualty excepted and deliver the Generator, ANS and RODE in said condition to Landlord, at the end of the term; (ii) not remove from the Premises or alter the Generator, ANS or RODI and (iii) maintain in effect throughout the term of this Lease a maintenance agreement with duly licensed contractors to provide routine maintenance to the Generator, ANS and RODI (Tenant to provide Landlord with copies of such agreements), Tenant shall perform all necessary maintenance and repair (but not replacement) of the Generator, ANS and RODI to keep same in good working order and repair at all times. Landlord agrees to replace the Generator, ANS or RODI if such equipment is beyond its useful life as reasonably determined by Landlord’s engineers and if the cost to repair said equipment will exceed the cost to replace same.

(i) Landlord agrees to provide Tenant with copies of any existing decommissioning reports for the Premises prepared by the prior tenant of the Premises.

(j) Tenant or Tenant’s agents shall have the right to inspect the Premises, the Building and all base building systems including HVAC upgrades prior to the Term Commencement Date with prior notice to Landlord and in the presence of Landlord or its agents.

(k) Landlord shall deliver the Premises in compliance with all applicable provisions of the Americans with Disabilities Act.

4.2 Entry by Tenant Prior to Term Commencement Date. With Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the Premises prior to the Term Commencement Date, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise to compliance with the terms of this Lease; provided such entry does not interfere with Landlord’s completion of Tenant’s Improvements. Such right of entry shall be subject to all provisions of this Lease (except the obligation to pay Yearly Rent and additional rent), and any entry thereunder shall be at the risk of Tenant.

4.3 Condition of Premises. Landlord shall deliver new base building “lab ready” infrastructure capable of supporting Tenant’s improvements. This infrastructure to include new HVAC components capable of providing 1.5 CFM per square foot of 100% outside air to the laboratory portions only of the Premises. The HVAC system serving the office space shall be sized and distributed to accommodate the Tenant’s Improvements and to meet all applicable building codes. Landlord shall deliver all base building systems serving the Premises, including mechanical, electrical and plumbing systems, as well as all structural and common area components of the Building including the roof, elevators, windows, parking garage, parking deck, loading docks, building lobby, Common Areas and life safety infrastructure of the Building in good operating condition. Landlord shall maintain these aspects of the Building and Complex in a first class manner commensurate with similar mixed use facilities in Cambridge, Massachusetts.

4.4 Included Furniture. Tenant shall have the right, during the term of this Lease, to use the office furniture that is listed on Exhibit 2C attached hereto, which will remain in the Premises on the Term Commencement Date (the “Included Furniture”). No later than September 15, 2010, Tenant will provide Landlord with written notice of any of the Included Furniture Tenant decides it does not want to remain in the Premises. After receipt of such written notice Exhibit 2C of this Lease will be revised to reflect the correct list of furniture that will remain in the Premises. Tenant shall accept the Included Furniture in the condition in which the Included Furniture is in as of the Term Commencement Date, without any representation or warranty by Landlord to Tenant as to the condition of the Included Furniture. Tenant shall: (i) maintain the Included Furniture in the same condition in which it is delivered to Tenant, reasonable wear and tear and damage caused by fire or other casualty excepted and deliver the included Furniture in said condition to Landlord at the end of the term; (ii) not remove from the Premises or alter the Included Furniture and (iii) obtain and maintain, throughout the term of this Lease, property insurance, with a company reasonably acceptable to Landlord, for 100% of the book value of the Included Furniture, naming Landlord as an additional insured and shall provide Landlord with evidence of such coverage prior to the Term Commencement Date

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers, microwave and toaster ovens and so-called Dwyer refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting. So long as Tenant shall comply with Landlord’s reasonable security program for the Building and/or Complex, but subject to Landlord’s remedies under Article 21 of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, during the term, except in the case of force majeure, emergencies or closures due to casualty or condemnation, within the Complex. Tenant shall have the right to secure the Premises with an access card reader in the elevator cabin that accesses the Premises; provided, that (a) the installation, maintenance and repair of such system shall be done by Tenant at Tenant’s sole cost; (b) all work associated with such installation shall be completed in accordance with plans approved by landlord (such approval not to be unreasonably withheld, conditioned or delayed) and (c) Tenant shall provide Landlord with duplicate keys, cards, and/or security codes to insure that Landlord may access the Premises in accordance with the terms of the Lease.

5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or that are otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, and if the failure to secure such license or permit would in any way affect Landlord, the Premises, the Building or Tenant’s ability to perform any of its obligations under this Lease, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant’s use or occupancy of the Premises or the Building.

6.	RENT

During the term of this Lease, the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent and all other amounts payable to Landlord at the address provided in Exhibit 1 to this Lease or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall he payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid on or before the date due or before the end of any grace or cure period provided in Section 21.7 shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five percentage (5%) points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.	RENTABLE AREA

Total Rentable Area of the Premises, the Building and the Complex are agreed to be the amounts set forth in Exhibit 1. Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex.

8.	SERVICES FURNISHED BY LANDLORD

8.1 Electric Current.

(a) As stated in Exhibit 1, Landlord will furnish to Tenant, as an incident of this Lease, electric current of not less than 480 volts - 400 amp disconnect for the operation of lighting fixtures, the 120-volt electrical outlets and the heat pumps and other equipment initially installed in the Premises and in connection with the Tenant’s Improvements. Tenant will reimburse Landlord for the cost of such electric current as measured by a separate submeter which has been installed by Landlord.

(b) If Landlord is providing electric current to Tenant, as aforesaid, then Tenant shall reimburse Landlord for the entire cost of such electric current as follows:

(1) Commencing as of the Term Commencement Date and continuing until the procedures set forth in Paragraph 2 of this Article 8.1(b) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated payments (i.e., based upon Landlord’s reasonable estimate) on account of Tenant’s obligation to reimburse Landlord for electricity consumed in the Premises.

(2) Monthly after the Term Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the Premises (i.e. by reading Tenant’s sub-meter on a monthly basis and by applying an electric rate which shall not exceed the retail rate which would have been payable by Tenant had Tenant obtained electric services directly from the utility company providing electric current to Landlord.) Landlord agrees to provide Tenant on a monthly basis with a written record of the monthly meter reading. If the total of Tenant’s estimated monthly payments on account of such period, is less than the actual cost of electricity consumed in the Premises during such period, Tenant shall pay the difference to Landlord within fifteen (15) days of when billed therefor. If the total of Tenant’s estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the Premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder, provided that any excess credit shall be repaid to Tenant within a reasonable time following the expiration of the Lease term provided Tenant is not in default under this Lease.

(3) After each adjustment, as set forth in Paragraph 2 above, the amount of estimated monthly payments on account of Tenant’s obligation to reimburse Landlord for electricity in the Premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

(c) If Landlord is furnishing Tenant electric current hereunder, Landlord, at any time, at its option and upon not less than sixty (60) days’ prior written notice to Tenant, may discontinue such furnishing of electric current to the Premises; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company. In the event Tenant itself contracts for electricity with the supplier, pursuant to Landlord’s option as above stated. Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord’s expense, furnish and install in or near the Premises any necessary metering equipment used in connection with measuring Tenant’s consumption of electric current and Tenant, at Tenant’s expense, shall maintain and keep in repair such metering equipment.

(d) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the Premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid, within thirty (30) days of billing therefor.

(e) All of the light bulbs and electrical lamps in the Premises will be in good working order as of the Term Commencement Date. Landlord, at Tenant’s expense and upon Tenant’s request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the Premises.

(f) Except as otherwise provided herein, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

(g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and using contractor(s) approved by Landlord, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water. Landlord shall furnish hot and cold potable water for ordinary Premises, cleaning, toilet, lavatory and drinking purposes and for the laboratory use as provided in the Work Scope. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant’s sole cost and expense.

8.3 Elevators, Heat and Cleaning. Landlord shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting Massachusetts and federal legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called “business days”) and have one (1) elevator in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat and air conditioning (it being agreed that Tenant shall have control of the HVAC within its Premises) (substantially equivalent to the level being furnished in comparably aged similarly equipped office buildings in the same city) to the Premises during the normal heating season; and (iii) cause the common areas of the Building to be cleaned on Monday through Friday (excepting Massachusetts or City of Cambridge legal holidays) in a manner consistent with cleaning standards generally prevailing in the comparable office buildings in the City of Cambridge. All costs and expenses incurred by Landlord in connection with foregoing services shall be included as part of the Operating Costs (as defined below). Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services to the Premises in a neat and first-class manner consistent with the cleaning standards generally prevailing in the comparable buildings in the City of Cambridge using an insured contractor or contractors selected by Tenant and approved in writing by Landlord and such provider shall not interfere with the use and operation of the Building or Complex by Landlord or any other tenant or occupant thereof.

8.4 Air Conditioning. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the Premises air conditioning as normal seasonal changes may require air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant it being acknowledged by tenant, however, that Tenant shall control the HVAC within its Premises. The make-up air unit servicing solely the Premises shall be capable of providing 1.5 CFM per square foot of 100% outdoor air to the laboratory portion only of the Premises that are constructed as part of Tenant’s Improvements. The HVAC system servicing the office portion of the Premises shall be sized to meet the applicable building codes related thereto. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system.

8.5 Additional Heat and Air Conditioning Services. Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat or air conditioning services to the Premises on days and at times other than as above provided. Tenant will pay to Landlord a reasonable charge for any such additional heat or air conditioning service required by Tenant.

8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning other than as set forth in the Work Scope, such additional air conditioning equipment will be installed, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. At Landlord’s sole election, such equipment will either be installed:

(a) by Landlord at Tenant’s expense and Tenant shall reimburse Landlord in such an amount as will compensate it for the actual, out-of-pocket cost incurred by it in operating, maintaining, repairing and replacing, if necessary, such additional air conditioning equipment. At Landlord’s election, such equipment shall (i) be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider; or

(b) by Tenant, subject to Landlord’s prior approval of Tenant’s plans and specifications for such work. In such event: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider.

8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, glass of exterior windows (except to the extent such repair was necessitated by the act or negligence of Tenant, its employees, agents or contractors in which case Tenant shall repair), public stairways and corridors, public lavatories, and other common equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) serving the Building, the Premises and the Common Areas in good operating condition and repair. Landlord shall keep the paved portions of the Common Areas reasonably free of ice and snow.

8.8 Interruption or Curtailment of Services. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

An “Abatement Event” shall occur in the event (i) the Premises shall lack any service which Landlord is required to provide hereunder thereby rendering the Premises untenantable for the entirety of the Eligibility Period (as defined below), (ii) such lack of service was not caused by Tenant, its employees, contractors, invitees or agents; (iii) Tenant in fact ceases to use the entire Premises for the entirety of the Eligibility Period; and (iii) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control. Tenant shall give Landlord notice (“Abatement Notice”) of any such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as that term is defined below), then the Yearly Rent and Tenant’s other monetary obligations to Landlord shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, Yearly Rent and Tenant’s other monetary obligations to Landlord shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. The term “Eligibility Period” shall mean a period of ten (10) consecutive days after Landlord’s receipt of any Abatement Notice(s).

8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards so long as they do not materially interfere with Tenant’s use of or reasonable comfort within the Premises.

9.	ESCALATION

9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the term of this Lease.

(b) “Tenant’s Proportionate Building Share” shall initially be the figure as stated in Exhibit 1. Tenant’s Proportionate Building Share is the ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area of the Building, from time to time. As physical changes or modifications to the Building occurs, Tenant’s Proportionate Building Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area within the Building which is then completed and as to which a certificate of occupancy is issued.

(c) “Tenant’s Proportionate Common Share” shall initially be the figure as stated in Exhibit 1. Tenant’s Proportionate Common Share is the ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area, from time to time, of all buildings within the Complex which have been completed and for which a certificate of occupancy has been issued.

(d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Common Areas of the Complex and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building, the Common Areas, or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building and/or the Common Areas; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building, the Common Areas or based upon rentals derived therefrom, which are or shall be imposed by Federal, State, Municipal or other authorities. As of the Execution Date, “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied, or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Complex is the only real estate owned by Landlord. “Taxes” shall also include expenses of tax abatement or other proceedings contesting assessments or levies. The parties acknowledge that, as of the Execution Date, Taxes are based upon several separate tax bills affecting the Complex. Taxes shall be allocated by Landlord, in Landlord’s reasonable judgment, among the Building (the portion of Taxes allocable to the Building being referred to herein as “Building Taxes”), the other buildings of the Complex, and the Common Areas (the portion of Taxes allocable to the Common Areas being referred to herein as “Common Area Taxes”).

(e) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

(f) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building, the Complex, and the Common Areas of the Complex including, without limitation, vehicular and pedestrian passageways related to the Complex, related equipment facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services directly for the benefit of the Complex off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties directly benefiting from such service and shall be included in Operating Costs. Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Building or properties (the “Cost Pools”). Such Cost Pools may include, but shall not be limited to, tenants that share particular systems or equipment or tenants that are similar users of particular systems or equipment such as by way of example but not limitation the office space tenants of the Building or properties, the laboratory tenants of the Building or properties and the retail space tenants of the Building or properties. Operating Costs shall include, without limitation, those categories of “Specifically Included Operating Costs,” as set forth below, but shall not include “Excluded Costs,” as hereinafter defined.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Complex, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income, and the following:

(i) bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or Complex mortgages (except to the extent that the same are included in the Annual Charge-Off of capital expenditures which are permitted to be included in Operating Costs;

(ii) costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed;

(iii) advertising and promotional expenditures and costs of acquisition and maintenance of signs in or on the Building identifying the owner of the Building or other tenants;

(iv) marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(v) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or other occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or Complex;

(vi) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(vii) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building or Complex to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis (it being agreed, however, that for periods when the Complex is not managed by an unaffiliated third-party, a management fee equal to three percent (3%) of gross collected revenues from the Complex paid to an affiliate of Landlord may be included in Operating Costs);

(viii) costs incurred in connection with upgrading the Building or Complex to comply with laws, rules, regulations and codes in effect prior to the Term Commencement Date;

(ix) costs arising from the negligence or willful misconduct of Landlord or other tenants or occupants of the Building or Complex or their respective agents, employees, licensees, contractors or providers of materials or services.

(x) rentals for items which if purchased, rather than rented, would constitute a capital cost otherwise excluded hereunder, to the extent such rental exceeds the Annual Charge-Off which would have been permitted to be included in Operating Costs for the rented item had Landlord purchased such item rather than leasing such item and provided such capital cost would have otherwise been included in Operating Costs;

(xi) costs arising from Landlord’s charitable or political contributions;

(xii) costs arising from latent defects or repairs to the building or Complex;

(xiii) costs for sculpture, paintings or other objects of art;

(xiv) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, or Complex including accounting (except for the cost of at least one (1) independent audit annually relating to the Building or Complex) and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or Complex, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants

(3) Capital Expenditures.

(i) Replacements. If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures which are performed to improve operating efficiency of the Building or to comply with laws first applicable to the Building after the Term Commencement Date (collectively called “capital expenditures”) the total amount of which is not properly includible in Operating Costs for the Operating Year to which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the capital expenditure for the item being replaced.

(ii) Annual Charge-Off. “Annual Charge-Off’ shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such events, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

(iii) Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv) Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4) Specifically Included Categories or Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes): Sales, Federal Social Security. Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Complex, except for those officers and employees with titles above the level of Building Manager and except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Article 9.1 (d) shall not be included herein.

Water: all charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent who are employed in or directly on account of the Building, except for those officers and employees with titles above the level of Building Manager.

Cleaning: The cost of labor (including third party janitorial contracts), supplies, tools and material for cleaning the Building and Complex.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: The cost of professional management of the Complex, not to exceed 3% of gross income received by Landlord from the Complex for such Operations Year.

Administrative Costs: The cost of office expense for the management of the Complex, including, without limitation, rent, business supplies and equipment.

Electricity: The cost of all electric current for the operation of any machine, appliance or device in the Building or Complex and used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building or for which the user/tenant reimburses Landlord. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised Premises electric current consumption.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from, time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts and rental costs associated with the Building’s management office. ;

(5) Definitions of Building Operating Costs and Common Area Operating Costs. “Building Operating Costs” shall be defined as the amount of Operating Costs allocable to the Building in any Operating Year. “Common Area Operating Costs” shall be defined as the amount of Operating Costs allocable to the Common Areas in any Operating Year. All Operating Costs incurred by Landlord in respect of the Complex shall be allocated, in Landlord’s reasonable judgment, among the Building, the other buildings of the Complex, and the Common Areas.

(6) Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or any portion thereof falling within the term, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building. It is agreed that only the following Operating Costs shall be subject to this gross-up provision: managements fees, water and sewer charges (except to the extent not directly metered to a particular tenant) and the cost of refuse and recycling removal.

9.2 Tax Share. Commencing as of the Term Commencement Date and continuing thereafter with respect to each Tax Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Tax Period, the sum of: (x) Tenant’s Proportionate Building Share of Building Taxes for such Tax Period, plus (y) Tenant’s Proportionate Common Share of Common Area Taxes for such Tax Period, such sum being hereinafter referred to as “Tax Share”. Tax Share shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Share, calculated by Landlord on the basis of the most recent Tax data or budget available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Share for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Share for such Tax Period, Tenant shall pay the difference to Landlord within fifteen (15) days of when billed therefor.

Appropriate credit against Tax shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with, adjustments to be made at a later date when the tax refund , if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Expense Share. Commencing as of the Term Commencement Date and continuing thereafter with respect to each Operating Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Operating Year, the sum of: (x) Tenant’s Proportionate Building Share of Building Operating Costs for such Operating Year, plus (y) Tenant’s Proportionate Common Share of Common Operating Costs for such Operating Year, such sum being hereinafter referred to as “Operating Expense Share”. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Share, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Share for such Operating Year, Landlord may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days of billing therefor.

9.4 Part Years. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Share as the case may be, in respect of such Operating Year or Tax Period represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

9.5 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant’s Proportionate Building Share and Tenant’s Proportionate Common Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.6 Survival. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.	CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the Premises) and the fixtures and equipment thereof, (it) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas, and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse, walkway or parking area within the Building or in the Common Areas, and the use of such doors, passages, concourses, walkways, parking areas and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.

If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT

Except for the items listed on Exhibit 6, which are the personal property of Tenant and other items of personal property that Tenant notifies Landlord in writing shall be added to Exhibit 6 in the future (collectively, “Tenant’s Personal Property”), all fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord at the time of an approval of an alteration otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. Except for Tenant’s Personal Property, all electric, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord as set forth above, will be removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. If any of Tenant’s Personal Property is affixed to or plumbed to the Premises, Tenant shall not materially damage the Premises or the Building upon removal of such Tenant’s Personal Property and the cost of repairing any damage to the Premises or the Building arising from installation or such removal of Tenant’s Personal Property shall be paid by Tenant. The covenants of this Section shall survive the expiration or earlier termination of the Term.

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT

Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises without Landlord’s prior written consent and unless made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; and (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld, conditioned or delayed, Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant, in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate, if Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect at the time that approval is given thereto or notice thereof is sent to Landlord to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which the applicable taxing authority determines, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the Premises made by or for the account of Tenant. Notwithstanding the foregoing, Landlord’s consent shall not be required (but Tenant shall be required to notify Landlord in writing of such prior to commencement of work) for any alteration that satisfies all of the following criteria (a “Limited Alteration”): (1) is an interior alteration of a non-structural nature to the Premises; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems serving any portion of the Building (including, without limitation, any fire, safety, telecommunication, electrical, mechanical, ventilation or plumbing systems of the Building) and will not affect the structure of the Building; (4) does not cause any material penetration in or otherwise affect any walls, floors, roofs or other structural elements of the Building, (5) does not require the issuance of any permits, licenses, approvals or the like, (6) does not require unusual expense to readapt the premises to normal office or laboratory use at the termination; and (7) does not cost more than $25,000.00 in the aggregate together with the costs of any other Limited Alterations previously undertaken; provided that all work shall be done by contractors reasonably approved by Landlord,

If, as a result of any alterations, decorations, installations, removals, additions and improvements made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other federal, state or local laws or regulations and such compliance requires Landlord to make any improvement or alteration to any portion of the Building or the Complex, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any such alteration, decoration, installation, removal, addition or improvement by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation.

Without limiting any of the terms hereof, Landlord will not approve any alteration, decoration, installation, removal, addition or improvement requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or Taxes on the Building or of Landlord’s services to the Premises, unless Tenant first gives assurances or security acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost.

13.	TENANT’S CONTRACTORS-MECHANICS’ AND OTHER LIENS-STANDARD OF TENANT’S PERFORMANCE-COMPLIANCE WITH LAWS

Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the Premises—whether such work be done prior to or after the Term Commencement Date—Tenant will strictly observe the following covenants and agreements:

(a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

(b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the Bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within thirty (30) days after rendition of a bill therefor.

(c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) rules and regulations of Landlord of which Tenant has received written notice; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord as provided above.

(d) Tenant shall procure and deliver to Landlord copies of all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good, quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property, occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker’s Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.	REPAIRS BY TENANT-FLOOR LOAD

14.1 Repairs by Tenant. Tenant shall keep all and singular the Premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. For purposes of this Lease, the terms “reasonable use and wearing” and “ordinary wear and use” (as referred to in Article 22 herein) constitute that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned terms excuse Tenant from its duty to keep the Premises in good maintenance and repair or otherwise usable, serviceable and tenantable as required in the Lease. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers, refrigerators, the Generator, the ANS and the RODI. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition (damage by fire and casualty excepted), which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2 Floor Load-Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 General Liability Insurance. During the term of this Lease, Tenant shall procure, and keep in force and pay for:

(a) Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars per occurrence/ Three Million ($3,000,000) Dollars in the aggregate, in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Landlord may from time to time during the term increase the coverages required of Tenant hereunder to that customarily carried in the area in which the Premises are located on property similar to the Premises.

(b) Workers’ Compensation in amounts required by the State in which the Building is located.

(c) Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(d) So called “Special Form” insurance coverage for all of its contents, furniture, furnishings, equipment (including the Generator, ANS and RODI), improvements, fixtures and personal property located at the Premises providing protection in an amount equal to one hundred percent (100%) of the replacement cost basis of said items. If this Lease is terminated as the result of a casualty in accordance with Section 18, the proceeds of said insurance attributable to the replacement of all tenant improvements installed at the Premises by Landlord or at Landlord’s cost shall be paid to Landlord.

(e) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, and provided property owners of comparable buildings are requiring such coverage.

During the term of this Lease Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Building (but excluding property installed by or on behalf of Tenant) caused by any peril covered under fire, extended coverage and all risk insurance in an amount of not less than ninety percent (90%) replacement cost value above the foundation walls, as reasonably determined by Landlord from time to time. The cost of all such insurance shall be included as part of Operating Costs.

15.2 Certificates of Insurance. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord, Landlord’s managing agent and Landlord’s Mortgagees as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least ten (10) days’ prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than ten (10) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums, for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

15.3 General. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant’s breach of the Lease or:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained, or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by the negligence of Landlord, its agents, contractors or employees);

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality-’ of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the use or occupancy of the Building or Premises by the Tenant, or by any person claiming by, through or under

Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors;

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Premises; and

(d) Tenant’s obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

This Tenant indemnity and hold harmless shall include reasonable attorney’s fees incurred in connection with any such claim or proceeding.

Landlord will save Tenant, its agents and employees, harmless and will exonerate, defend and indemnify Tenant, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Landlord’s breach of the Lease or on account of or based upon any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Complex, to the extent such, accident, injury or damage results from any negligent act or omission, or negligence on the part of Landlord, or Landlord’s contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Landlord; provided, however, that in no event shall Landlord be obligated under this Section 15.3 to indemnify or save harmless Tenant, or the directors, officers, agents, employees of Tenant, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Tenant or the officers, agents, or employees of Tenant. This indemnity and hold harmless shall include reasonable attorney’s fees incurred in connection with any such claim or proceeding,

15.4 Property of Tenant. In addition to and not in limitation of the foregoing. Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, (except to the extent the same is caused by the negligence of or willful misconduct of Landlord, its agents, contractors or employees, but subject in all events to the waiver of subrogation contained in Article 19 below), no part of said damage or loss shall be charged to, or borne by Landlord.

15.5 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

15.6 Repairs and Alterations-No Diminution of Rental Value. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work. Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING

16.1 Generally.

(a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered, or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting without, in each Instance, the express, prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting where, in Landlord’s reasonable opinion: (i) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to Landlord; (ii) the business in which the proposed assignee or sublessee is engaged could detract from the Building, its value or the costs of ownership thereof; (iii) intentionally omitted; (iv) the proposed sublessee or assignee is a current tenant (provided Landlord has comparable space available to lease to such current tenant) or a prospective tenant (meaning such tenant, within the past six (6) months preceding the request for an assignment or sublease) has been shown space or has been presented with or has made an offer to lease space) of the Building; (v) the use of the premises by any sublessee or assignee (even though a Permitted Use) violates any use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (vi) if such assignment or subleasing is not approved of by the holder of any mortgage on the Building (if such approval is required); (vii) a proposed assignee’s or subtenant’s business will impose a burden on the Building’s parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (viii) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (ix) Tenant is in default of any of its obligations under the Lease at the time of the request or at the time of the proposed assignment or sublease, each beyond any applicable, notice or cure period; (x) if requested by Landlord, the assignee or subtenant refuses to sign a commercially reasonable non-disturbance and attornment agreement in favor of Landlord’s lender; (xi) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (xii) intentionally omitted; (xiii) the assignment or sublease will result in there being more than two (2) subtenants of the premises (e.g., rite assignee or subtenant intends to use the premises as an executive suite); or (xiv) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. Landlord may condition its consent upon such assignee or sublessee depositing with Landlord such additional security as Landlord may reasonably require to assure the performance and observance of the obligations of such parry to Landlord. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

(c) Any request by Tenant for such consent shall set forth or be accompanied by, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, a signed copy of all assignment and sublease documents, and clearly stating the rent or any other consideration to be paid in respect thereto; and such request shall be treated as Tenant’s warranty in respect of the information submitted therewith. Tenant’s request shall not be deemed complete or submitted until all of the foregoing information has been received by Landlord, Landlord shall respond to such request for consent within 30 days following Landlord’s receipt of all information, documentation and security required by Landlord with respect to such proposed sublease or assignment

(d) The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord’s consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee may be withheld by Landlord at Landlord’s sole and absolute discretion.

(e) Consent by Landlord to any assignment or subleasing shall not include consent to the assignment or transferring of any lease renewal, extension or other option, first offer, first refusal or other rights granted hereunder, or any special privileges or extra services granted to tenant by separate agreement (written or oral), or by addendum or amendment of the Lease.

(f) In the case of any assignment of this Lease or subletting of the premises, the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, notwithstanding such assignment or subletting, including, without limitation, the obligation to pay the Yearly Rent and other amounts provided under this Lease, and the Tenant shall be deemed to have waived all suretyship defenses:

(g) In addition to the foregoing, it shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Yearly Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.

16.2 Reimbursement, Recapture and Excess Rent.

(a) Tenant shall, within thirty (30) days of demand, reimburse Landlord for the reasonable fees and expenses (including legal and administrative fees and costs), not to exceed S3,500 per request, incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the premises, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant’s monetary obligations under this Lease subject to the applicable grace and cure period set forth in Article 21.

(b) If Tenant requests Landlord’s consent to sublet all of the Premises and there are less than thirty (months) remaining on the then existing term, Landlord shall have the option, exercisable by written notice to Tenant given within fifteen (15) business days after Landlord’s receipt of Tenant’s completed request, to terminate this Lease as of the date specified in such notice, which shall not be less than thirty (30) nor more than one hundred twenty (120) days after the date of such notice, as to the entire Premises in the case of a proposed assignment or subletting of the whole Premises, and as to the portion of the Premises to be sublet in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in this Lease at the end of the Term and thereafter, to the extent necessary in Landlord’s judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to common areas, elevators and the like, Yearly Rent and the Total Rentable Area of the Premises shall be adjusted according to the extent of the Premises for which the Lease is terminated.

(c) Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of, in the case of an assignment, one-half of all of the consideration (or the cash equivalent thereof) therefor which exceeds the rent payable hereunder by Tenant and in the case of a subletting, one-half of all of any such excess rent. For the purposes of this subsection, the term “rent” shall, mean all Yearly Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the assignee or subtenant to Tenant in connection with such transaction and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney’s fees and broker’s commissions in connection with such assignment or subletting; any fair market free rent period or tenant improvement allowances or tenant improvements made in connection with such assignment or subletting or, in connection with a subletting, the cost of services and/or equipment provided to or shared with such subtenant by Tenant (provided that the sublease identifies the monthly expense associated with such services and/or equipment).

(d) If the Premises or any part thereof are sublet by Tenant, following the occurrence of a default which has continued beyond the applicable cure period, landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make ail such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy, agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.

(e) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent, and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, beyond applicable notice and cure periods, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Tenant shall default in the performance of its obligations under this Lease or Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

16.3 Certain transfers.

Notwithstanding any other provision of this Article 16, transactions with an entity (i) into or with which Tenant is merged or consolidated (ii) to whom substantially all or substantially all of Tenant’s assets are transferred as a going concern or (iii) which controls or is controlled by Tenant or is under common control with Tenant shall not be deemed to be an assignment or subletting within the meaning of this Article requiring prior consent of Landlord (such entity being hereinafter called “Assignee”, provided that in any of such events (1) Landlord receives prior written notice of any such transactions, (2) the assignee or subtenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord (Landlord agreeing to provide any comments to such-form within three (3) business days after receipt of written notice of the transaction together with evidence that the net worth required set forth below is satisfied), to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting, (3) in no event shall Tenant be released from its obligations under this Lease, (4) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, and (5) the involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, will not result in a reduction of the “Net Worth” of Tenant as hereinafter defined, by an amount equal to such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater. “Net Warm” of Tenant for purposes of this section shall, be the net worth and liquidity of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

If Tenant is an individual who uses and/or occupies the Premises with partners, or if Tenant is a partnership, then:

(i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

(ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way-diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

17.	MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant’s servants, employees, agents, contractors, visitors, invitees or licensees.

17.2 Access to Premises-Shoring. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof or the conduct of Tenant’s business operations therein; (ii) upon two (2) business days’ prior written notice, which notice may be via email to the head of Tenant’s operations at the Premises (currently Jennifer Dupee - email address: jdupee@visterrarx.com) or such successor head of operations of who Tenant notifies Landlord) (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements’ in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, upon reasonable prior notice to Tenant, which may be oral, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Termination Date to any person contemplating the leasing of the Premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises, if an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall upon reasonable prior notice (except that no notice shall be required in emergency situations) afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent (except as otherwise provided in Section 8.8); provided that Landlord shall minimize to the extent practicable interference with Tenant’s use and occupation of the Premises.

17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building of which Tenant has knowledge and of any damage to, or defective condition in, any part or appurtenance of the Building of which Tenant has knowledge including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the gross negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

17.4 Signs, Blinds and Drapes. Tenant shall put no signs In any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Notwithstanding the foregoing. Landlord shall provide, at its own cost, Building standard signage on all tenant directories within the Complex which include the three (3) exterior kiosk signs located at the pedestrian level entries to the Complex as well as the Garage lobby level and elevator lobby directory signage. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Tenant may install, at its sole cost, signage at Tenant’s entrance to the Premises upon Landlord’s prior written approval, not to be unreasonably withheld. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or Complex of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

17.5 Estoppel Certificate and Financial Statements. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not to Tenant’s knowledge Landlord is in default in performance of any covenant, agreement, term, provision, or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. In the event Tenant fails to execute and deliver such statement to Landlord within such ten (10) day period, then Landlord may send a second request to Tenant, in writing, and Tenant shall respond within five (5) days or the Lease shall be deemed to be in full force and effect and the facts contained in such statement shall be deemed true, accurate and complete. Within 120 days after the end of Tenant’s fiscal years during the term of this Lease, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available (if such audited financial statement is not available, such financial statement may be certified by an officer (vice president or higher) of Tenant). The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord will maintain the confidentiality of such financial statements but may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building and/or Complex who is under an obligation to keep same confidential.

17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) except in compliance with Section 29.11, any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1,976, as amended, or under any regulation of any governmental authority regulating environmental or health, matters (except for standard office supplies stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or-emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

17.7 Requirements of Law-Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for ail expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.	DAMAGE BY FIRE, ETC.

(a) If the Premises or the Building are damaged in whole or in part by any fire or other casualty (a “casualty”), and Tenant has actual knowledge thereof (it being agreed that Tenant shall be deemed to have actual knowledge of any damage within the Premises), the Tenant shall immediately give notice thereof to the Landlord. Unless this Lease is terminated as provided herein, the Landlord, at its own expense (except for any insurance deductibles, which shall be deemed Operating Costs),, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall repair and reconstruct the same so as to restore the Premises (but not any alterations or additions made by or for Tenant or any trade fixtures, equipment or personal property of Tenant, except for Tenant’s Improvements) to substantially the same condition, they were in prior to the casualty, subject to zoning, building and other laws then in effect. Notwithstanding the foregoing, in no event shall Landlord be obligated either to repair or rebuild if the damage or destruction results from an uninsured casualty or if the costs of such repairing, or rebuilding exceeds the amount of the insurance proceeds (net of all costs and expenses incurred, in obtaining same) received by Landlord on account thereof, Landlord shall not be liable for any Inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

(b) Landlord shall, within forty-five (45) days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than two hundred seventy (270) days from the occurrence of the casualty (or during the last eighteen (18) months of the term, for a period of more than ninety (90) days), the Premises shall be deemed “substantially damaged”. If the Premises or the Building are substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written, notice of such termination within sixty (60) days of the date of such casualty; and if the Premises or the Building are substantially damaged, and if as a result the Premises are rendered completely untenantable or inaccessible for the uses permitted under this Lease, then Tenant may terminate this Lease by giving Landlord written notice of such termination within sixty (60) days of the date of such casualty.

(c) For so long as such damage results in material interference with the operation of Tenant’s use of the Premises which material interference causes Tenant to be unable to use the Premises, the Yearly Rent and additional rent payable by Tenant shall abate or be reduced proportionately for the period, commencing on the day following such material interference and continuing until the Premises has been substantially restored. Notwithstanding the foregoing, if such casualty was due to the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, invitees or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.

(d) If the Premises are damaged by a casualty, and the Lease is not terminated as provided herein, the Tenant, at its own expense, and proceeding with an reasonable dispatch, shall repair and reconstruct all of the improvements, alterations and additions made to the Premises by or for Tenant, including and any trade fixtures, equipment or personal property of Tenant which shall have been damaged or destroyed (other than Tenant’s Improvements).

Any dispute between the parties relating to the provisions or obligations in this Article 18 shall be submitted to arbitration pursuant to Article 29.5 hereof.

19.	WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Tenant,

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.	CONDEMNATION-EMINENT DOMAIN

(a) In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a “taking”) of the whole of the Building, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises.

(b) Unless this Lease is terminated as provided herein, the Landlord, at its own expense, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall restore the remaining portion of the Premises (but not any alterations or improvements made by or for Tenant, but including Tenant’s Improvements, or any trade fixtures, equipment or personal property of Tenant) and the necessary portions of the Building as nearly as practicable to the same condition as it was prior to such taking, subject to zoning and building laws then in effect Notwithstanding the foregoing, Landlord’s obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation, proceeds (net of all costs and expenses incurred in connection with same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in restoring the Premises.

(c) In the event that only a part of the Premises or the Building shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate any portion of the Premises or appurtenant rights. A “substantial taking” shall mean a taking which: requires restoration and repair of the remaining portion of the Building that cannot in the ordinary course be reasonably expected to be repaired within one hundred eighty (180) days; results in the loss of reasonable access to the Premises; or results in the loss of more than twenty-five percent (25%) of the rentable floor area of the Premises.

(d) If this Lease is not terminated as aforesaid, then this Lease shall continue in full force and effect, provided if as a result of which there is material interference with the operation of Tenant’s use of the Premises, then the Yearly Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant,

(e) Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all lights to recover for damages to the Building, the Complex, and the leasehold interest hereby created (including any award made for the value of the estate vested by this Lease in Tenant), and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages of compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s personal property and for relocation expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

Any dispute between the parties relating to the provisions or obligations in this Article 20 shall be submitted to arbitration pursuant to Article 29,5 hereof.

21.	DEFAULT

21.1 Conditions of Limitation Re-Entry-Termination. This Lease and the herein term and estate are, upon the condition that if (a) subject to Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) intentionally omitted; or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;, or (d) Tenant shall make an assignment or trust mortgage, or other conveyance , or transfer of like nature , of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within forty-five (45) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within forty-five (45) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within forty-five (45) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within forty five (45) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within forty-five (45) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Section 3.2. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever “Tenant” is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant’s obligations under this Lease. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Intentionally Omitted.

21.3 Damages-Termination. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected fair market rental value of the Premises for such period;

or:

(y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from, such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of reletting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Share and Operating Expense Share and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Notwithstanding anything to the contrary, Landlord shall be entitled to recover, in addition to the rent and other charges under Subparagraph (x) or (y) above, any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

21.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

21.7 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given if on two (2) prior occasions had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (the “Non-Monetary Grace Period”) (except where the nature of the default is such that remedial action in Landlord’s reasonable judgment should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30) day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been, the subject of a notice given hereunder within the then-preceding twelve (12) months to cure such default. Notwithstanding the foregoing, Tenant shall have no right to notice or the Non-Monetary Grace Period relating to its failure to (v) maintain all insurance as required in Article 15 above; (w) deliver to Landlord the Security Deposit as required by Section 29.13 below: (x) provide Landlord with Estoppel Certificates as required pursuant to Section 17.5 above after a second notice from Landlord requesting same; (y) provide Landlord with subordination agreements as required pursuant to Article 23 below; or (z) provide Landlord with the certificates of insurance required pursuant to Article 15 above.

Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22.	END OF TERM-ABANDONED PROPERTY

Upon the expiration or other termination of the term, of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use (as defined in Article 14.1 hereof) and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by Tenant in the Premises or elsewhere in the Building, and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions made by Tenant wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance.

Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall, pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant’s hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market value of the Premises for such period, whichever is greater. In addition, if any such holdover exceeds thirty (30) days, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of the Lease.

23.	SUBORDINATION

(a) Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

(b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor: or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessors or mortgagee’s consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord - and notwithstanding that any such mortgage or ground lease may antedate this Lease - the Tenant shall attorn to such successor and shall, ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(d) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust. The term, “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease, prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(f) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

(g) Landlord agrees to request a subordination, non-disturbance and attornment agreement from the Landlord’s current mortgagee, in a commercially reasonable form that is mutually acceptable to Tenant, Landlord and such Landlord’s mortgagee.

24.	QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.	ENTIRE AGREEMENT-WAIVER-SURRENDER

25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.	INABILITY TO PERFORM-EXCULPATORY CLAUSE

(a) Except as provided in Articles 4,1 and 4.2 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might Otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. If by reason of Landlord’s failure to acquire title to the real property of which the Premises are a part or to complete construction of the Building or Premises, Landlord shall be held to be in breach of this Lease, Tenant’s sole and exclusive remedy shall be a right to terminate this Lease.

(c) Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

27.	BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given when either delivered, or served personally or sent via overnight mail (via nationally recognized courier) or mailed by first class mail postage paid certified or registered mail return receipt requested, addressed to Landlord at its address as stated in Exhibit I with a copy to Landlord, c/o Beal and Company, Inc., One Kendall Square, Building 400, 2nd Floor, Cambridge, Massachusetts 02139; ATTN: Genera! Manager and a copy to Sherin and Lodgen LLP, 101 Federal Street, Boston, Massachusetts 02110, ATTN: Robert M. Carney, and to Tenant at the Premises (or at Tenant’s address as stated in Exhibit 1, if mailed prior to Tenant’s occupancy of the Premises), and a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, ATTN: Lia Der Marderosian, Esq., or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant’s Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.	PARTIES BOUND-SEIZING OF TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part. Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.	MISCELLANEOUS

29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the Commonwealth of Massachusetts.

29.3 Broker. Landlord and Tenant each represents and warrants to the other that it has not directly or indirectly dealt, with respect to the leasing of space in the Building or the Complex of which it is a part (called “Building, etc.” in this Article 29.3) with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, etc., provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit I. Landlord agrees to defend, exonerate and save harmless and indemnify Tenant and anyone claiming by, through or under Tenant against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing other space in fee Building.

29.4 Modifications. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing. Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

29.5 Arbitration. Any disputes relating to the provisions or obligations contained in Articles 2.1, 18 and 20 of this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on

Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee anchor ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord hereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the demised Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

29.8 Representation of Authority. By his or her execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant Such costs shall be deemed to be additional rent under the Lease.

29.10 Survival. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify,

defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

29.11 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Material” in or on the Premises, the Building or the Complex.

(a) Tenant, at its sole cost and expense, shall comply with the Emergency Planning and Community Right to Know Act (EPCRTKA) 42 U.S.C. § 1001-11050, and all other laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 29.11(c)), whether within or outside the Premises within the Complex. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of this Lease, or (ii) which existed within the Premises or the Complex prior to the date Tenant takes possession of the Premises.

(b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or otherwise in the Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used in the operation of offices or laboratories, provided that such materials are stored, used and disposed of in strict compliance with, all applicable Environmental Laws and with good scientific and medical practice. Within five (5) days of Landlord’s request, Tenant shall provide Landlord with a list of all Hazardous Materials, including quantities used and such other information as Landlord may reasonably request, used by Tenant in the Premises or otherwise in the Complex. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Premises, Building of which the Premises is a part or the Complex until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

(c) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, specifically including live organisms, viruses and fungi, medical waste, and so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as “hazardous substance” or “oil” under Chapter 21E of the General Laws of Massachusetts, or (v) a so-called “biohazard” or medical waste, or is contaminated with blood or other bodily fluids; and “Environmental Laws” include, without limitation, the laws listed in the preceding clauses (i) through (iv).

(d) Any increase in the premium for necessary insurance on the Premises or the Complex which arises from Tenant’s use and/or storage of these Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any applicable requirement of any federal, state or local government agency with jurisdiction.

(e) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses

(collectively “Losses”) which Landlord may reasonably incur arising out of contamination of real estate, the Complex or other property not a part of the Premises, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused or permitted by Tenant, or (ii) from a breach by Tenant of its obligations under this Article 29.11. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises based upon the circumstances identified in the first sentence of this Article 29.11(e). The indemnification and hold harmless obligations of Tenant under this Article 29.11(e) shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Complex caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to a condition which complies with all Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord’s reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the Premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

(f) On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, Tenant shall:

(1) Cause the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation (if applicable), cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation(if applicable), and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that such portion contains Hazardous Materials, as defined in this Article 29.11, for which Tenant is responsible under this Lease or is otherwise in violation of any Environmental Law, as defined in this Article 29.11 hereof.

(2) Provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

29.12 Patriot Act.

Tenant represents and warrants to Landlord that:

(A) Tenant is not in violation of any Anti-Terrorism Law

(B) Tenant is not, as of the date hereof:

(i)	conducting any business or engaging in any transaction or dealing with any Prohibited Person (as hereinafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii)	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224: or

(iii)	engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C) Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24,2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

29.13 Security Deposit/Letter of Credit. In order to secure Tenant’s obligations to Landlord under this Lease, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall be (1) substantially in the form attached hereto as Exhibit 5 or in such other form as is reasonably acceptable to Landlord, (2) issued by Silicon Valley Bank or another bank reasonably acceptable to Landlord with minimum assets of Ten Billion Dollars ($10,000,000,000.00), upon which presentment may be made in Massachusetts, (3) in an amount equal to One Hundred Thousand Nine Hundred and Fifty Three and 12/100 ($117,953.12) Dollars and (4) for the period specified below, subject to extension in accordance with the terms of the Letter of Credit. In the event of a change of circumstance relating to the bank issuing the Letter of Credit, or if Landlord otherwise believes that the financial condition of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the Letter of Credit from time to time with a similar letter of credit issued by another bank satisfactory to Landlord. Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions (“Substitute Letter of Credit”) in lieu of the Letter of Credit then being held by Landlord. Such Letter of Credit shall be automatically renewable provided that if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect throughout term of this Lease, including any extensions thereof, or in the event that Tenant remains in possession of the premises following the expiration of the term, or if Tenant has obligations hereunder to Landlord that remain unsatisfied following the expiration of the term (as may be extended), and for three (3) months after the latest to occur of the foregoing (i.e., the expiration of the term (as may be extended), the date on which Tenant vacates and yields up the premises, etc.). If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a security deposit pursuant to the terms of this Article 29.13.

In the event that Tenant is in default of its obligations under the Lease beyond applicable notice and cure periods, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit (Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability on account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord, shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn, shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any-right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies it may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant, shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building or mortgagee, as the case may be.

To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively “Collateral”) held by the Landlord, and the same have not been restored to the full amount of the Security Deposit required hereunder, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the termination date of the Lease, Landlord shall return such Collateral to Tenant within thirty (30) days of the termination of the term of the Lease.

In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

29.14 Parking. Commencing as of the Term Commencement Date and continuing thereafter throughout the term of the Lease, the Landlord will make available to Tenant eleven (11) monthly parking passes for use in the One Kendall Square Garage (the “Garage”) which Landlord represents and warrants is owned in fee by it. Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes except in connection with an assignment of this Lease or sublease of the Premises which is permitted pursuant to the provisions of this Lease. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. The current rate for such passes as of the Execution Date of this Lease is $220.00 per month. If, for any reason, Tenant shall fail timely to pay the charge for said parking passes, Landlord shall have the same rights against Tenant as Landlord has with respect to the timely payment of Yearly Rent hereunder. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to reasonable rules and regulations from time to time in force. Tenant shall have the right, from time to time upon at least thirty (30) days prior written notice to Landlord, to surrender one or more of such parking passes, and upon such surrender, Tenant shall have no further rights or obligations with respect to such surrendered passes.

29.15 Tenant’s Option to Extend the Term of the Lease.

A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, and that Visterra, Inc., itself, or an Assignee (as defined in Article 16), is occupying at least seventy-five percent (75%) of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional two (2) year term. Tenant may exercise such option to extend by giving Landlord written notice at least nine (9) months prior to the end of the then current Lease term. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Article 29.15. If Tenant fails to timely exercise its rights hereunder, then within seven (7) days of Landlord’s request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.

B. Yearly Rent. The Yearly Rent during the additional term shall be based upon the Fair Market Rental Value, as defined in Article 29.16, as of the commencement of the additional term, of the Premises then demised to Tenant.

C. Tenant shall have no further option to extend the term of the Lease other than the one (1) additional two (2) year term herein provided.

D. Notwithstanding the fact that, upon Tenant’s exercise of the herein option to extend the term of the Lease, such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term may not be set forth in said amendment. Subsequently, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Article 29.15, unless otherwise specifically provided in such lease amendment.

29.16 Definition of Fair Market Rental Value.

A. “Fair Market Rental Value” shall be computed as of the date in question at the then current Yearly Rent, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Complex and with similar quality laboratory properties in the East Cambridge market. In determining Fair Market Rental Value, all relevant factors shall be taken into account and given effect, including, without limitation: size, location and condition of Premises, lease term, including renewal options, tenant’s obligations with respect to operating expenses and taxes, tenant improvement allowances, condition of building, and services and amenities provided by the Landlord.

B. Dispute as to Fair Market Rental Value:

Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation, both within forty five (45) days of receiving Tenant’s notice to exercise such option. If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall notify Landlord, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, of its disagreement whereupon the parties shall negotiate in good faith to arrive at a mutually agreeable Fair Market Rental Value, if the parties are unable to agree within thirty (30) days after Tenant’s notice to Landlord, the parties shall submit such Fair Market Rental Value 10 arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to select an impartial third arbitrator. All arbitrators shall have at least ten (10) years of professional experience as an office building owner, real estate manager or real estate broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrators shall be binding and conclusive, and judgment upon the award or decision of the arbitrators may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

29.17 Roof-Top License. Tenant shall have the nonexclusive license to install, operate and maintain (in a limited number as permitted by Landlord, in its sole discretion) antennas, satellite dishes and other communication devices (collectively, the “Dish”) on a portion of the roof of the Building (“Roof”) exterior walls or mounted on the ground and compliance with all of the terms and conditions of this Lease and all of any and all of the specifications relating thereto as reasonably promulgated by and amended by Landlord from time to time (the “Specifications”). Subject to space availability, Landlord may permit an non-exclusive license to install a supplemental HVAC system (the “HVAC”) on the Roof. In such event, all the provisions contained in this Section 29.17 as they pertain to the Dish, shall also be applicable to the HVAC, however, it is agreed that Tenant would not be required to remove the HVAC in connection with repairs to the Roof. Tenant acknowledges and agrees that the right granted to Tenant hereunder is a nonexclusive license and is not a lease or an appurtenant right to the Premises and that Tenant’s liability under this Lease is not contingent or conditioned upon its ability to use the Dish and Tenant shall continue to be obligated to perform all of its obligations under the Lease if Tenant is unable to use the Dish. Tenant shall only use the Dish to transmit and receive radio transmissions for Tenant’s use in the Premises. No person, or entity other than Tenant shall have the right to use or receive transmissions from the Dish. The Dish shall be installed at a location on the Roof, exterior Wall or ground, as the case may be, selected by Landlord, in its sole discretion, and Landlord shall have the right to require Tenant to relocate the Dish from time to time, at Tenant’s sole cost and expense. Landlord makes no representation or warranty to

Tenant that the location selected by Landlord on the Roof, exterior wall or ground, as the case may be, from time to time, will be satisfactory to Tenant or will permit Tenant to receive the radio transmissions it desires to receive. Prior to installing the Dish, Tenant shall submit to Landlord plans and specifications for the installation of the Dish prepared by a licensed engineer reasonably satisfactory to Landlord (the “Plans”). The Plans shall be consistent with the Specifications, and otherwise satisfactory to Landlord, and shall show the location of the Dish on the Roof, exterior wall or ground, as the case may be„ the location and type of all cabling, the way the Dish will be placed on the Roof, exterior wall or ground, as the case may be, and any other information requested by Landlord, in Landlord’s sole discretion. Landlord shall have the right to require that the Dish not be visible from any location on the ground and/or that the Dish be screened in a manner satisfactory to Landlord, in Landlord’s sole discretion. Landlord shall have the right to employ an engineer or other consultant to review the Plans and the reasonable cost of such engineer or consultant shall be paid by Tenant to Landlord within thirty (30) days after demand. Landlord may approve or reject all or part of the Plans for any reason, in Landlord’ sole discretion. After Landlord has approved the Plans and prior to installing the Dish and any cabling, Tenant shall obtain and provide to Landlord: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, all of which Tenant shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be required by Landlord. Any alteration or modification of the Dish or any associated cabling after the Plans have been approved shall require Landlord’s prior written approval, which may be given or withheld in Landlord’s sole discretion. Landlord makes no representation or warranty to Tenant that it will approve the Plans or that Tenant will be permitted to install the Dish on the Roof, exterior wall or ground, as the case may be, however, Landlord agrees not to unreasonably withhold its consent to such installation. Installation and maintenance of the Dish shall be performed solely by contractors approved by Landlord, in its sole discretion. Landlord may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the Roof and an electrician selected by Landlord to install any cabling on the Roof, exterior walls or in the Building. Landlord may require anyone going on the Roof to execute in advance a liability waiver satisfactory to Landlord, in Landlord’s sole discretion. Tenant shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Dish. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant which claims are or may be secured by any mechanic’s or materialmen’s lien against the Building, or any interest therein. Tenant acknowledges that Landlord may decide, in its sole discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”). If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord’s request, temporarily remove the Dish so that the Roof Repairs may be completed, The cost of removing and reinstalling the Dish shall be paid by Tenant, at Tenant’s sole cost and expense. Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs. On the termination or expiration of the Dish license set forth herein, Tenant shall remove the Dish and all associated cabling and repair any damages caused thereby, at Tenant’s sole cost and expense. If Tenant does not remove the Dish on or before the date this Dish license terminates or expires, Tenant hereby authorizes Landlord to remove and dispose of the Dish and associated cabling, and Tenant shall immediately reimburse Landlord for the costs and expenses it incurs In removing the Dish and associated cabling and repairing any damages caused thereby. Tenant agrees that Landlord may dispose of the Dish and any associated cabling, in any manner selected by Landlord. Tenants license to operate and maintain the Dish shall automatically expire and terminate on the date that the term of the Lease expires or is otherwise terminated. This license shall also terminate if any of the following continue for more than three (3) days after written notice from Landlord to Tenant: (a) the Dish is causing physical damage to the Building or the Roof, (b) the Dish is interfering with the transmission or receipt of radio signals from or to the Building, (c) the Dish is causing Landlord to be in violation of any agreement to which Landlord is a party or (d) the Dish is causing Landlord to be in violation any local, state or federal law, regulation or ordinance. In addition, Landlord shall have the right to terminate this Dish license without cause at any time on ninety (90) days advance written notice to Tenant. In the event of the termination or expiration of the license set forth herein. Tenant agrees to return to rooftop area to its original (or better) condition prior to the Dish installation.

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD: RB KENDALL FEE, LLC		TENANT: VISTERRA, INC.

By:	/s/ Robert L. Beal	By:	/s/ Kevin Bitterman
Name:	Robert L. Beal	(Name)	Kevin Bitterman
Title:	Its Authorized Signatory	(Title)	CEO
Hereunto Duly Authorized

IF TENANT IS A CORPORATION, A SECRETARY’S OR CLERK’S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

EXHIBIT 2

LEASE PLAN

EXHIBIT 2A

WORK SCOPE

Visterra

Bldg. 300 One Kendall Square

Cambridge, Ma

Demolition/Temporary Protection/Daily Cleaning	$18,140
Concrete	$0
Structural Steel	$0
Carpentry	$12,372
Millwork	$5,158
Roofing and Caulking	$1,200
Doors/Frames/Hardware	$5,856
Glazing	$10,408
Gypsum Drywall	$53,340
Ceilings	$35,699
Resilient Flooring	$43,306
Epoxy Flooring	$3,000
Painting	$20,377
Specialties	$3,210
Equipment	$2,100
Laboratory Casework	$29,800
Fire Protection	$25,125
Plumbing	$156,260
HVAC	$241,415
Electrical and Fire Alarm	$155,160
General	$5,000
Supervision	$54,200
General Conditions	$30,910
Engineering	$0
Insurance and Permits	$18,241
Contingency	$40,000
Overhead and Profit	$38,811

Total	$1,009,088

Qualifications

1	Purchase of BSCs is not included

2	No new generator capacity is included

3	Makeup air unit and chiller with associated scope will be base building responsibility and are not included

4	Toilet room upgrades are not included

5	Security scope; card readers, etc. are not included

6	New DDC control system is not included

7	Tel/Data cabling is not included

8	Shafts for new makeup air ductwork from the roof are not included

9	Start up and repair of relocated equipment is not included

10	Start up and repair existing neutralization system is not included

11	For each week of project overlap beyond the five weeks assumed in this proposal, an additional $5,400 may be deducted

Alternates

1	Upgrade existing fire alarm to synchronize devices	Add	$7,350

Visterra

Bldg. 300 One Kendall Square

Cambridge, Ma

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Demolition/Temporary Protection/Daily Cleaning
Demolition by Beal				NIC
Temporary protection
Floor protection	70	shts	22	1,540
Casework protection	30	shts	22	660
Dust protection material	1	ls		2,500
Daily cleaning	28	days	480	13,440
					$18,140

Concrete
Equipment housekeeping pads				NIC

Structural Steel
Reinforcement for new roof top makeup air unit – By base building				NIC

Carpentry
Door and Hardware installation	8	days	884	7,072
Misc. carpentry	1	ls		3,500
Barricades/safety rails	3	mos	600	1,800
					$12,372

Millwork
Conference/room serving counter				NIC
Existing casework to remain in the kitchen area				N/A
Reception desk allowance				NIC
Remove existing kitchen cabinets (Demo contractor)	6	hrs	68	408
Furnish and install 8’ new upper/lower kitchen cabinets and top	1	alw	2,850	2,850
Relaminate gray lab countertops in place	1	alw	1,900	1,900
					$5,158

Roofing and Caulking
Roof Work
No scope identified				NIC
Caulking
Interior sealants	1	ls		1,200
					$1,200

Doors/Frames/Hardware
Re-use existing				N/A
Add 2’×7’ sidelight frame at all office and conference room doors	16	ea	366	5,856
					$5,856

Glazing
Sidelights at offices and conference room doors	16	Ea	268	4,288
One pair 1⁄2” tempered doors with entry hardware	1	Pr	6,120	6,120
					$10,408

Gypsum Drywall
Walls 6” above ceiling	314	if	110	34,540
Walls to deck	110	If	130	14,300
Repairs at perimeter	1	ls		2,000
Misc. patch/repair	1	ls		2,500
					$53,340

Ceilings
Existing ceilings to remain in the lobby and toilet rooms				NIC
Offices – 2 4 Dune second look in fine line grid	5,572	sf	3.75	20,895
General lab – 2 X 4 lay in file in 15/16” grid	3,316	sf	3.75	11,760
Tissue Culture and Infectivity – 2X4 viny faced tile	460	sf	4.65	2,139
Remove and repair ceilings at second floor for utility access	500	sf	1.81	905
					$35,699

1 of 4

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum

Resilient Flooring
Vendor quotation	1	ls		38,306
Existing sheet vinyl to remain in the two main laboratories	1	ls		inc. above
VCT in Analytical, TC Supplies, Stockroom 2, Small Molecule, Bacterial, Equipment/Stockroom 1, Shipping/Receiving, Clinical Storage and IT	1	ls		inc. above
Sheet vinyl in Tissue Culture and Infectivity	1	ls		inc. above
Carpet in conference rooms, offices and corridors	1	ls		inc. above
Vinyl base at all new and existing walls	1	ls		inc. above
Entry lobby Flooring to remain	1	ls		NIC
Floor preparation	1	alw		5,000
					$43,306

EPOXY FLOORING
Glasswash
Seamless roller applied with integral base	1	ls		3,000
Prep surface	1	ls		inc
					$3,000

Painting
Vendor quote	1	ls		12,825
Paint all new and existing partitions within the tenant space	1	ls		Inc. above
Paint all new and existing door frames within the tenant space	1	ls		Inc. above
Common area	1,900	sf	1.10	2,090
Door and frames	5	ea	160.00	800
Lobby walls and ceiling	800	sf	1.10	880
Elevator doors	2	ea	180.00	360
Painted finish at mechanical room floor				NIC
Remove and tag existing lighting to be eletro painted white	8	hrs	103.00	824
Prop and electrostatic paint red fixtures	1	alw	850.00	950
Reinstall light fixtures	16	hrs	103.00	1,648
					$20,377

Specialties
Fire extinguishers and cabinets Reuse existing				NIC
Window Treatments Existing to remain				NIC
Corner guards	10	ea	186	1,860
Electrical projection screen	1	ea	1,350	1,350
Signage By Tenant				NIC
					$3,210

Equipment
Cold room startup; recharge; standard PM	1	alw		1,500
Autoclave – Relocate existing				NIC
Glasswasher Relocate existing				NIC
Biosafety cabinets By owner				NIC
Ice maker Relocate existing				NIC
Kitchen refrigerator by lenang				NIC
Kitchen dishwasher	1	ls	600	600
					$2,100

Laboratory Casework
Chemical fume hoods 6’ Re-use existing located by Beal				NIC
Furnish and install hood base cabinets; install hoods	1	ls		6,000
Relocate one existing fume hood	1	ls		inc. above
Glassware storage cabinet				NIC
Wire shelving in stockrooms				NIC
Casework – assumes reuse of existing in Bacterial Lab	1	ls		12,600
Shelving	1	ls		6,800
Repair existing casework as indicated	1	ls		1,000
Scullery sink in Glasswash	1	ls		3,600
Laboratory labels By tenant	1	ls		NIC
					$29,800

Fire Protection
Vendor budget based on relocation of approximately heads	75	hds	335	25,125
					$25,125

2 of 4

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum

Plumbing
Quote per drawings and revised BOD	1	ls		151,260
Lab waste
New lab waste and vent piping connected to existing neutralization system	1	ls		inc. above
New lab sinks	3	ea		inc. above
Floor drains at glasswash	4	ea		inc. above
Tepid water
Modifications to make system code compliant	1	ls		inc. above
New eyewash/emergency shower units	2	ea		inc. above
Sink eyewash units	2	ea		inc. above
Utilities
Changeover manifolds for nitrogen and carbon dioxide	2	ea		inc. above
Distribution piping per the equipment utility matrix	1	ls		inc. above
Natural gas
Demo existing piping; cut and cap	1	ls		inc. above
RODI
Distribution piping to glasswasher, glasswash sink, Tissue Culture sink and to one sink in each of the two large labs				inc. above
Allowance to restart existing RODI system	1	alw		5,000
					$156,260

HVAC
Office area
New make up air duct	1	ls		11,000
Heat pump relocation and duct connections	1	ls		20,375
New duct distribution and terminals	1	ls		12,500
Piping modification	1	ls		5,250
Insulation	1	ls		2,400
Condensate drains	1	ls		400
Balancing	1	ls		1,320
Controls	1	ls		700
Laboratories
Selective demolition	1	ls		9,000
Heat pump modifications in analytical area	1	ls		6,800
Supply boxes for hood makeup	1	ls		3,500
Ductwork modifications	1	ls		76,200
Equipment furnish and install	1	ls		29,300
Insulation	1	ls		5,600
Balancing	1	ls		4,200
Controls	1	ls		22,000
Hot water reheat
Piping material and labor	1	ls		22,115
Hot water coils	9	ea	545	4,905
Insulation	1	ls		3,850
					$241,415
Electrical and Fire Alarm
Vendor quotation Estimated	1	quote		154,800
Demolition – Make safe; disconnect equipment for relocation	1	ls		inc. above
Temporary lighting and power	1	ls		inc. above
Misc. power wiring	1	ls		inc. above
Power to all offices	1	ls		inc. above
Systems furniture feeds	1	ls		inc. above
AV conduit for large conference room	1	ls		inc. above
Projector power	1	ls		inc. above
Conference room floor boxes	1	ls		inc. above
Laboratory power
Fume hood connections	1	ls		inc. above
Equipment connections per the utility matrix	1	ls		inc. above
60 A connections for glasswasher and autoclave	1	ls		inc. above
Modify existing wiremold to remain	1	ls		inc. above
Power at ceiling for labels	16	ea		inc. above
Lighting
Reuse fixtures where possible	1	ls		inc. above
Switching to conform to floor plan	8	ea		inc. above
Exist signs	8	ea		inc. above
Emergency light battery units	8	ea		inc. above
Fire alarm
Horn strobe devices	14	ea		inc. above
Strobe only devices	2	ea		inc. above
Programming and testing	1	ls		inc. above
Mechanical power
Allowance for power to new HVAC equipment	1	ls		inc. above
Tel/Data Rough
Cabling By tenant	1	ls		NIC
Security By base building
Add power for electrical screen	1	ea	360	360
					$155,160

3 of 4

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum

General
Fire watch				NIC
FACP shutdown fees				NIC
MEP relocations due to interference with new systems	1	ls		5,000
Police details				NIC

					$5,000

Supervision
Project Executive				N/A
Estimator				N/A
Project Manager @ 1⁄2 time	14	wks	1,900	26,600
Project Superintendent	14	wks	3,600	50,400
Assume 5 weeks overlap for supervision and project management with other projects in this building	5	wks	-5,400	-27,000
Project Administrative Assistant	5	days	420	2,100
Project Accountant	5	days	420	2,100
					$54,200

General Conditions
Field operation expenses	12	wks	780	9,360
Field office construction	1	ls		3,000
Reproduction of contract documents	1	ea	1,500	1,500
Dumpsters	14	ea	675	9,450
Safety/protection/barricades	14	wks	150	2,100
Final cleaning	1	ls		5,500
					$30,910

Engineering
Architectural design – By others				NIC
Structural design – By others				NIC
MEP engineering – by others				NIC

Insurance and Permits
General Liability Insurance	0.50%			4,560
Building Permits	1.50%			13,681
					$18,241

Contingency	1	ls		40,000	$40,000

Overhead and Profit	4.00%				$38,811

Total Budget					$1,009,008

Qualifications

1	Purchase of BSCs is not included

2	No new generator capacity is included

3	Makeup air unit and chiller with associated scope will be base building responsibility and are not included

4	Toilet room upgrades are not included

5	Security scope; card readers, etc. are not included

6	New DDC control system is not included

7	Tel/Data cabling is not included

8	Shafts for new makeup air ductwork from the roof are not included

9	Start up and repair of existing equipment to be relocated is not included

10	Start up and repair existing neutralization system is not included

11	For each week of project overlap beyond the assumed five weeks in this proposal, an additional $5,400 may be deducted

Alternates

1	Upgrade existing fire alarm to synchronize devices	Add	$7,350

4 of 4

EXHIBIT 2B PLAN

SHOWING LOCATION OF ANS

EXHIBIT 2C INCLUDED FURNITURE

BUILDING 300 3rd Floor FURNITURE INVENTORY

Room #	Type	Quantity	Description	Photo #
1	Reception Desk	1	L-shaped desk with wood top; dark grey metal file drawers	1

1	Chair	6	Lt. blue fabric chairs with black metal legs	1

2	Work Table	3	30×60 work tables w/beige metal legs; wood-tone formica top	2

2	Chair	8	Burgundy fabric chairs with black metal legs	2

2	White Board	2	48×96 wall-mounted white board in metal frame	3

3	Desk	1	L-shaped desk with light grey top/black metal legs, 3-2 drawer files and 1-3 drawer file	4

4	Desk	1	L-shaped desk with light grey top/black metal legs and 1-3 drawer file	6

4	White Board	1	36×48 wall-mounted white board in metal frame	3

5	Desk	1	L-shaped desk with light grey top/black metal legs, 1-2 drawer files and 1-3 drawer file	7

5	White Board	1	36×48 wall-mounted white board in metal frame	3

6	Desk	1	L-shaped desk with light grey top/black metal legs and 1-3 drawer file	8

7	Work Table	1	Work table with grey plastic top, black metal legs	9

7	Shelf Unit	1	Wood shelf unit	9

8	Lab Table	1	30×96×36 Lab table with black top/beige legs	10

9	Utility Shelf	1	5-tier plastic utility shelf

Lab Area	White Board	1	36×48 wall-mounted white board in metal frame	3

Lab Area	Bulletin Board	4	36×60 wall-mounted bulletin board in wood frame

10	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	16

10	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	16

10	White Board	1	36×48 wall-mounted white board in metal frame	3

11	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	16

11	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	16

11	White Board	1	36×48 wall-mounted white board in metal frame	3

12	Desk	1	2-station desk with wood top with 2-2 drawer and 2-3 drawer dark grey file cabinets	19

Room #	Type	Quantity	Description	Photo #
12	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

12	Work Table	1	18×48 work table with formica top/black metal legs	20

12	White Board	1	48×96 wall-mounted white board in metal frame	3

13	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

13	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

13	White Board	1	36×48 wall-mounted white board in metal frame	3

14	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

14	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

14	White Board	1	36×48 wall-mounted white board in metal frame	3

14	Bookcase	1	2-shelf black bookcase	22

15	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

15	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

15	White Board	1	36×48 wall-mounted white board in metal frame	3

16	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

16	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

16	White Board	1	48×96 wall-mounted white board in metal frame	3

17	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

17	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

17	White Board	1	36×48 wall-mounted white board in metal frame	3

18	Cubicles	3	Sets grey/black fabric cubicles with desk and 1-3 drawer file cabinet	24, 25

18	Cubicle Cabinet	3	Double dark grey metal cubicle cabinet w/bulletin board	19

18	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	25

18	White Board	1	36×48 wall-mounted white board in metal frame	3

19	Conference Table	1	8’Boat-shaped 2-pc. wood conference table	27

Room #	Type	Quantity	Description	Photo #
19	Executive Chair	4	Black executive swivel chairs with arms	27

20	Desk	1	Lt. grey desk with 1-2 drawer and 1-3 drawer file drawers	25

20	Bookcase	1	Black 5-shelf bookcase	34

21	Work Table	2	Work tables w/beige metal legs; wood-tone formica top	28, 29

21	Chair	10	Blue plastic chairs with chrome legs	28, 29

21	White Board	1	48×96 wall-mounted white board in metal frame	29

21	Bulletin Board	1	36×48 wall-mounted bulletin board in wood frame

22	Conference Table	1	192×53 2-pc. Wood top conference table with black metal legs	30

22	Chair	11	Lt. blue fabric chair with black metal legs	7, 30

22	White Board	1	Folding white board w/bulletin board – wood finish	30, 31

22	Projection Screen	1	7’ Retractable projection screen	32

22	Credenza	1	20×72 4-door black wood credenza	33

23	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

23	White Board	1	48×96 wall-mounted white board in metal frame	3

24	Desk	1	2-station desk with wood top with 1-2 drawer and 2-3 drawer dark grey file cabinets (1 drawer missing from 3-drawer file cabinet)	19

24	Cubicle Cabinet	2	Double dark grey metal cubicle cabinet w/bulletin board	19

24	Bookcase	1	Black metal 4-shelef bookcase	34

25	Desk	1	U-shaped desk with wood top with 1-2 drawer and 1-3 drawer dark grey metal file cabinets	21

25	Cubicle Cabinet	1	Double dark grey metal cubicle cabinet w/bulletin board	19

25	White Board	1	36×48 wall-mounted white board in metal frame	3

26	Desk	1	4-station U-shaped desk with wood top with 4- 2 drawer files and 4- 3 drawer dark grey metal file cabinets	35

26	Cubicle Cabinet	2	Double dark grey metal cubicle cabinet w/bulletin board	36

26	White Board	1	36×48 wall-mounted white board in wood frame

EXHIBIT 3

PLAN OF COMPLEX

EXHIBIT 4

TERM COMMENCEMENT DATE AGREEMENT

                     (“Tenant”) hereby certifies that it has entered into a lease with RB KENDALL FEE, LLC (“Landlord”) dated             . 20     [, as amended by                      dated             , 20    ,] and verifies the following information as of the              day of 200  :

Address of Building:	Building , One Kendall Square, Cambridge, MA 02139

Number of Rentable Square Feet in Premises:	r.s.f.

Term Commencement Date:	, 20

Rent Commencement Date:	,. 20

Lease Termination Date:	, 20

Tenant’s Proportionate Common Share:	%

Tenant’s Proportionate Building Share:	%

Tenant acknowledges and agrees that all improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:		LANDLORD:

RB KENDALL FEE, LLC

By:		By:
Name:		Name:	Robert L. Beal
Title:		Title:	Its Authorized Signatory
Hereunto duly authorized

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATED

EXHIBIT 5

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO,

DATE:

BENEFICIARY:

RB KENDALL FEE, LLC

c/o Beal and Company, Inc.

177 Milk Street

Boston, MA 02109

AS “LANDLORD”

APPLICANT:

Building
One Kendall Square, MA 02139
AS “TENANT”

AMOUNT: US $         (

AND 00/100 U.S. DOLLARS)’

EXPIRATION DATE:

LOCATION: AT OUR COUNTERS IN BOSTON, MASSACHUSETTS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR AVAILABLE BY YOUR DRAFT BRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “B” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS), IF ANY.

2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER OR AGENT, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A) “THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”

OR

(B) “WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM                      BANK THAT LETTER OF CREDIT NO.                      WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATED

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL OF ANY PARTY AS TO THE ENFORCEABILITY OF THE LEASE BETWEEN YOU AND TENANT, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER. IF YOU DELIVER THE WRITTEN CERTIFICATE REFERENCED ABOVE TO US, (I) WE SHALL HAVE NO OBLIGATION TO DETERMINE WHETHER ANY OF THE STATEMENTS THEREIN ARE TRUE, (II) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF THE STATEMENTS MADE IN SUCH CERTIFICATE ARE UNTRUE IN WHOLE OR IN PART, AND (III) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF TENANT DELIVERS INSTRUCTIONS OR CORRESPONDENCE TO WHICH EITHER (A) DENIES THE TRUTH OF THE STATEMENT SET FORTH IN THE CERTIFICATE REFERRED TO ABOVE, OR (B) INSTRUCTS US NOT TO PAY BENEFICIARY ON THIS CREDIT FOR ANY REASON WHATSOEVER.

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAE-OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THREE (3) MONTHS BEYOND LEASE EXPIRATION.

THIS LETTER OF CREDIT MAY BE TRANSFERRED WITHOUT COST TO THE BENEFICIARY, ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF THE TRANSFER AND ONLY BY THE ISSUING BANK. UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. E.S.T. TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: (                    )

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATED

BOSTON, MASSACHUSETTS                     , ATTENTION:                      OR BY FACSIMILE TRANSMISSION AT: (617)             -            ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (617)             -            ; ATTENTION:                      WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN ONE (1) BUSINESS DAY AFTER PRESENTATION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE:

TO:

RE: STANDBY LETTER OF CREDIT NO. ISSUED
BY
ATTN:	L/C AMOUNT:

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL EIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE, ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE

EXHIBIT “B”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US $

USDOLLARS

DRAWN UNDER BANK, BOSTON, MASSACHUSETTS, STANDBY LETTER OF CREDIT NUMBER NO. DATED
TO:	BANK

, MA
(BENEFICIARY’S NAME)

Authorized Signature

EXHIBIT 6

TENANT’S PERSONAL PROPERTY

1. Autoclave installed in connection with the Tenant’s Improvements

2. Glassware Washer installed in connection with the Tenant’s Improvements

3. Other items of personal property installed by Tenant in accordance with the Lease after the Term Commencement Date

COMMENCEMENT DATE AGREEMENT

VISTERRA, INC. (“Tenant”) hereby certifies that it has entered into a lease with RB KENDALL FEE, LLC (“Landlord”) dated September 2, 2010 (the “Lease”) and verifies the following information as of the 11th day of March, 2011. Capitalized terms used, but not herein defined, shall have the meaning ascribed in the Lease:

Address of Building:	Building 300, One Kendall Square, Cambridge, MA 02139

Number of Rentable Square Feet in Premises:	*7,000 r.s.f. 11,750 r.s.f.

Term Commencement Date:	March 11, 2011

Rent Commencement Date:	March 11, 2011

Lease Termination Date:	March 31, 2015

Tenant’s Proportionate Common Share:	*1.09% 1.84%

Tenant’s Proportionate Building Share:	*10.83% 18.19%

Initial Yearly Rent	$301,000.00 annually

Tenant acknowledges and agrees that all improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

*	Year 1 (3/11/11 through 3/31/12)

TENANT:		LANDLORD:

VISTERRA, INC.		RB KENDALL FEE, LLC

By:	/s/ Peter Courossi	By:	/s/ Robert L. Beal
Name:	Peter Courossi	Name:	Robert L. Beal
Title:	Chief Financial Officer	Title:	Its Authorized Signatory
Hereunto duly authorized

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) is made as of this 31st day of January, 2015 (the “Execution Date”), by and between DWF IV ONE KENDALL, LLC, a Delaware limited liability company having an address c/o Divco West Real Estate Services, Inc., One Kendall Square, Cambridge, MA 02139, Attention: Property Manager (“Landlord”) and VISTERRA, INC., a Delaware corporation having a mailing address at One Kendall Square, Building 300, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A. Reference is made to an Indenture of Lease dated September 2, 2010, by and between RB Kendall Fee, LLC, as landlord, and Tenant (the “Lease”), demising approximately 11,750 rentable square feet of space on the third floor of Building 300 (the “Premises”) in One Kendall Square, Cambridge, Massachusetts. Capitalized terms used, but not defined herein shall have the same meaning as in the Lease.

B. Landlord is the successor to RB Kendall Fee, LLC, and Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C. The term of the Lease expires on March 31, 2015.

D. Landlord and Tenant now desire to amend the Lease to extend the term of the Lease beyond March 31, 2015, all as more particularly set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Extension of Term. The term of the Lease is hereby extended beyond March 31, 2015 for the period beginning on April 1, 2015 and ending on March 31, 2017 (the “Additional Term”). The Additional Term shall be upon all of the same terms and conditions of the Lease in effect as of the date hereof except as otherwise set forth herein. Tenant acknowledges and agrees that it currently occupies the Premises and is familiar with the condition thereof and that the Premises is leased to Tenant in “As-Is” condition without any representation or warranty, express or implied, as to the condition or fitness for Tenant’s use thereof. Tenant agrees that Landlord has no work to perform in or on the Premises to prepare same for Tenant’s use and occupancy.

2. Payment of Yearly Rent, Operating Expense Share and Tax Share During Additional Term. Throughout the Additional Term, in addition to all other amounts due and payable by Tenant under the Lease, Tenant shall pay to Landlord monthly installments of Yearly Rent as follows and otherwise as set forth in the Yearly Rent payment provisions of the Lease:

Period	Monthly Rent
April 1, 2015-March 31, 2016	$52,875.00
April 1, 2016-March 31, 2017	$54,461.25

In addition to the payment of Yearly Rent for the Premises, throughout the Additional Term, Tenant shall also pay the Operating Expense Share pursuant to Section 9.3 of the Lease and the Tax Share pursuant to Section 9.2 of the Lease.

3. Electricity Payments During Additional Term. In addition to the Yearly Rent and other amounts payable under the Lease, during the Additional Term, Tenant shall continue to be obligated to pay for its electricity usage in the Premises in accordance with the provisions of Article 8 of the Lease.

4. Further Extension. Tenant acknowledges and agrees that, notwithstanding anything in the Lease to the contrary, Tenant shall have no further right to extend the term of the Lease beyond the Additional Term. Accordingly, (a) Section 29.15 of the Lease is hereby deleted in its entirety and of no force or effect, and (b) on or before March 31, 2017, Tenant shall quit, vacate and yield-up the Premises in broom clean condition and free from all personal property, furniture, fixtures, inventory and equipment and otherwise in accordance with the surrender provisions of the Lease, including, without limitation, that Tenant shall perform the decommissioning requirements set forth in Section 29.11(f) of the Lease and Section 7 of this Amendment.

5. No Option to Terminate. The second paragraph of Section 3.2 of the Lease is hereby deleted in its entirety and of no force or effect.

6. Additional Term Allowance. So long as Tenant is not in default under the Lease, and no event or condition exists which with notice and/or the expiration of any grace period would constitute a default under the Lease, Landlord shall provide to Tenant an amount not to exceed $94,000 (the “Additional Term Allowance”) in the aggregate to be applied towards all so-called “hard” and “soft” costs of construction incurred by Tenant after the date of this Amendment in performing improvements and alterations to the Premises; provided, however, that no more than twenty percent (20%) of the Additional Term Allowance shall be used for architectural, engineering and other “soft” costs of construction. Disbursements of the Additional Term Allowance shall be made by Landlord within thirty (30) days following Landlord’s receipt of Tenant’s written request, which request shall be accompanied by customary documentation supporting the charges for completion of such improvements and alterations. Such documentation shall be of a scope and detail sufficient to satisfy a commercial construction lender operating in the market area in which the Building is located and shall include copies of paid invoices and, to the extent applicable, partial lien waivers or full lien

2

waivers (in the case of the final disbursement).

Any alterations and improvements to the Premises by Tenant shall be subject to the requirements set forth in Article 12 of the Lease. In addition, Tenant’s compliance with Article 12 of the Lease shall be a condition to Landlord’s obligation hereunder to make any disbursement of the Additional Term Allowance. Any portion of the Additional Term Allowance that has not been requested by Tenant in writing as a reimbursement on or before October 1, 2015 shall be deemed forfeited by Tenant, and Landlord shall have no further obligation with respect thereto.

7. Hazardous Materials. Without in any way limiting or restricting Tenant’s obligations under Section 29.11 of the Lease, Tenant represents and warrants that the list attached hereto as Exhibit 7 is a complete list of all Hazardous Materials and quantities used by Tenant in the Premises as of the Execution Date. Exhibit 7 attached to the Lease is hereby deleted in its entirety and replaced with Exhibit 7 attached hereto. Tenant shall not use or permit to exist in the Premises any Hazardous Materials other than those listed on Exhibit 7 (the “Permitted Hazardous Materials and Quantities”): provided, however, that, subject to the following provisions of this Section 7, Tenant may make reasonable adjustments to the types of Hazardous Materials and quantities used or stored in the Premises so long as:

(a)	such types and quantities of Hazardous Materials are materially consistent with the types and quantities of the Permitted Hazardous Materials and Quantities and are necessary to Tenant’s business; and

(b)	Tenant has obtained and maintains all licenses, permits, registrations and consents required by applicable law (including, without limitation, Environmental Laws) to use or store all such types and quantities of Hazardous Materials in the Premises; and

(c)	Within ten (10) days of Landlord’s written request from time to time, Tenant shall have provided Landlord with a revised, updated Exhibit 7 reflecting the reasonable adjustments made by Tenant.

Notwithstanding the foregoing, under no circumstances shall Tenant use or permit to exist in the Premises, or obtain any license, permit, registration or consent from any Governmental Authority (as defined below) permitting Tenant to use or store in the Premises:

(i)	any of the Hazardous Materials or classes thereof listed and/or identified on Schedule 1 attached hereto, and

(ii)	any Hazardous Materials subject to regulation under 780 CMR 307 that would cause the limitations on quantities of classes of such Hazardous Materials (as set forth in the “Tenant Storage Permitted” column on Schedule 2 attached hereto) to be exceeded.

3

Tenant shall promptly provide Landlord with copies of any license, permit, registration or consent relating to the use or storage of Hazardous Materials that are obtained or renewed during the Lease term. In addition, at Landlord’s written request, Tenant shall complete a Hazardous Materials audit checklist, in a form reasonably acceptable to Landlord, at least annually or at sooner intervals upon Landlord’s written request if Landlord has reason to believe that Tenant has violated the provisions of this Section 7 or other provisions of the Lease governing Hazardous Materials. In addition, Tenant shall not permit the imposition of any lien by any local, federal or state governmental agency, authority, commission, board or the like (each, a “Governmental Authority”) or other party to secure payment for damages caused by, or the recovery of any costs or expenses for, the cleanup, remediation, investigation, release or threatened release of any Hazardous Material brought to or used at the Premises by Tenant, its employees, contractors or agents or any other person for whom Tenant is responsible. Tenant also shall provide Landlord with prompt written notice in reasonable detail of (i) any release or threatened release at, on, under or from the Premises of which Tenant becomes aware which would reasonably be expected to exceed reportable quantities or give rise to a violation of any Environmental Laws, or which could result in a legal obligation to investigate or remediate Hazardous Materials pursuant to, Environmental Laws; (ii) any notice received by Tenant, or of which Tenant has knowledge, from any Governmental Authority in connection with any such release or any violation of Environmental Laws, or in connection with the presence or alleged presence of any Hazardous Materials at the Premises; or (iii) any incurrence of expense by any Governmental Authority or other party in connection with the assessment, containment or removal of any Hazardous Materials located at, on, in, or under, or emanating from the Premises. For purposes of the indemnity provisions set forth in Section 29.11(e) of the Lease, a breach by Tenant of the provisions of this Section 7 shall be deemed to be a breach under Article 29.11 of the Lease.

In addition to the provisions of Section 29.11(f) of the Lease, upon the expiration or earlier termination of the Lease, Tenant and anyone claiming by, through, or under Tenant, shall (A) provide Landlord with a completed Laboratory Decommissioning Checklist in the form of Schedule 3 attached hereto on or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, (B) decommission all laboratory space in the Premises, including without limitation, to the extent required to deliver a complete Laboratory Decommissioning Checklist, and otherwise in accordance with applicable laws and best practices for similarly used laboratory space, and to the satisfaction of any Governmental Authority involved in the closure, (C) terminate or transfer to another location, all licenses, permits, registrations and consents obtained by Tenant for the use or storage of Hazardous Materials at the Premises, (D) dispose of or remove from the Premises all Hazardous Materials stored in the Premises in compliance with applicable laws (including, without limitation, all Environmental Laws and any other laws applicable to the transportation of Hazardous Materials), (E) decontaminate all surfaces and fixed equipment in the Premises, and (F) review and remediate any specific Hazardous Materials that may be associated with any laboratory fixtures used by Tenant in the Premises.

8. Amendments to EXHIBIT 1, SHEET 1 of Lease. EXHIBIT 1, SHEET 1 of the

4

Lease is hereby amended as follows:

(a)	The mailing address for Landlord under EXHIBIT 1, SHEET 1 shall be deleted and the following shall be substituted therefor:

Landlord Mailing Address:	DWF IV One Kendall, LLC c/o Divco West Real Estate Services, Inc. One Kendall Square Cambridge, MA 02139 Attention: Property Manager
With copies to:

DWF IV One Kendall, LLC

c/o Divco West Real Estate Services, Inc.

575 Market Street, 35th Floor

San Francisco, CA 94105

Attn: Asset Manager

and

Nutter, McClennen & Fish LLP

Seaport West 155 Seaport Boulevard

Boston, MA 02210

Attn: Timothy M. Smith, Esq.

(b)	The following shall be inserted as the Rent Payment Address under EXHIBIT 1, SHEET 1:

“Rent Payment Address: Tenant shall make rent and other payments under the Lease in accordance with the instructions and to the addresses as noted below, which payment instructions and addresses may be changed by written notice from Landlord to Tenant.

(1)	Tenant shall make all checks, in payment of rent and other sums due to Landlord under this Lease, payable to the order of DWF IV ONE KENDALL, LLC, as mortgagor, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, as mortgagee, Account No. 432916030 and

(2)	Tenant shall deliver such checks or otherwise make such payment as follows:

5

By Mail: City National Bank P.O. Box 7129 San Francisco, CA 94120-7502

By Wire: Account Name: Account Number: Bank Name: Bank Address: ABA Routing #: Swift #: Contact:	DWF IV One Kendall, LLC 432916030 City National Bank - CBS/SF 150 California Street, 13th Floor San Francisco, CA 94111 USA 1220-1606-6 CINAUS6L Hoa Pham (415) 284-5700”

9. Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cushman & Wakefield of Massachusetts and RBJ/Transwestern (collectively, the “Brokers”‘). Any fees payable to the Brokers are the responsibility of Landlord pursuant to separate written agreement with the Brokers. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment.

10. Tenant’s Continuing Obligation To Maintain Letter of Credit Under Section 29.13 of the Lease. Landlord is currently holding, as security for Tenant’s obligations under the Lease, the Letter of Credit described in Section 29.13 of the Lease in the amount of $117,953.12 (the “Letter of Credit”). For and during the Additional Term: (a) Landlord shall continue to hold the Letter of Credit as security for Tenant’s obligations under the Lease; (b) Landlord shall have the right to draw down the Letter of Credit, if necessary, in accordance with the provisions of Section 29.13 of the Lease; and (c) Tenant shall be obligated to comply with the provisions of Section 29.13 with respect to maintaining, reviewing and replacing, as necessary, the Letter of Credit.

11. Counterpart Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully executed original Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart. Additionally, telecopied or emailed signatures may be used in place of original signatures on this Amendment. Landlord and

6

Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

12. Miscellaneous. In all other respects, the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby. Tenant represents and warrants to Landlord that, as of the date hereof, (a) Tenant is not in default under any of the terms and provisions of the Lease, (b) there are no uncured defaults or unfulfilled obligations on the part of Landlord under the Lease, and (c) no condition or circumstance exists which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease. Tenant further acknowledges that Tenant has no defenses, offsets, liens, claims or counterclaims against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rental payments or other charges due or to become due under the Lease).

13. Authorization to Execute. Tenant represents and warrants to Landlord that the person signing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment on behalf of Tenant in accordance with a duly adopted resolution or other applicable authorization of Tenant, and that this Amendment is binding upon Tenant in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Amendment.

14. No Reservation. Preparation of this Amendment by Landlord or Landlord’s attorney and the submission of this Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Premises. This Amendment shall not be binding or effective until this Amendment shall have been executed and delivered by each of the parties hereto, and Landlord reserves the right to withdraw this Amendment upon written notice to Tenant from consideration or negotiation at any time prior to Landlord’s execution and delivery of this Amendment, which withdrawal shall be without prejudice, recourse or liability.

[Signatures on Following Page]

7

IN WITNESS WHEREOF the parties hereto have executed this First Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:

DWF IV ONE KENDALL, LLC, a Delaware limited liability company

	By:	Divco West Real Estate Services, Inc.,
a Delaware corporation, its Agent

		By:	/s/ James Teng
		Name:	James Teng
		Title:	Managing Director

TENANT:

VISTERRA, INC., a Delaware corporation

By:	/s/ David Arkowitz
Name:	David Arkowitz
Title:	C.O.O. & C.F.O.

8

Exhibit 7

List of Hazardous Materials and Quantities

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
Surface Amos 80	R		l	6	10	Ml	0.02	no value	no value
Poly(ethylene Glycol)	R		s	1	1	kg	no value	2.20	no value	25322-68-3
Potassium phosphate monobasic	R		s	1	500	gr	no value	1.10	no value	7778-77-0
Poly(ethylene Glycol)	R		s	1	250	gr	no value	0.55	no value	25322-68-3
Phenazlne meth sulfate 99%	R		s	1	1	gr	no value	0.00	no value	299-11-6
Potassium carbonate 99.995%	R		s	1	10	gr	no value	0.02	no value	584-08-7
polyethylene mine	R		l	1	100	ml	0.03	no value	no value	9002-98-6
Piperasinc dihydrochiodride mononydrate 98	R		s	1	250	gr	no value	0.55	no value	6091-62-9
Potassium phosphate dioasic	R		s	1	500	gr	no value	1.10	no value	7758-11-4
Methyla-D-mannooyanoside	R		s	2	25	gr	no value	0.11	no value	617-04-9
Poly(ethylene Glycol)	R		l	1	500	ml	0.13	no value	no value	25322-68-3
Methyla-D-mannooyanoside	R		s	2	100	gr	no value	0.44	no value	617-04-9
Magnesium chloride hexahydrate 99%	R		s	1	100	gr	no value	0.22	no value	7791-18-6
Ponceaus	R		s	1	10	gr	no value	0.02	no value	6226-79-5
NP-40 Surfact Amos Detergent Solution	R		l	1	50	ml	0.01	no value	no value
Nickle(II) sulfate mexahydrate 90-%	R		s	1	500	gr	no value	1.10	no value	10101-97-0
Magnesium chloride	R		s	2	100	gr	no value	0.44	no value	7786-30-3
MOPS	R		s	1	500	gr	no value	1.10	no value	1132-61-2
Nichelous sulfate, 6-hydrate, crystal	R		s	1	500	gr	no value	1.10	no value	10101-97-0
MCS, monohydrate, free acid	R		s	1	200	gr	no value	0.44	no value	145224-94-8
HCPCS, minimum 99.5%	R		s	1	250	gr	no value	0.55	no value	7365-45-9
Sucrose	R		s	3	1	kg	no value	6.60	no value	57-50-1
LB Broth, Lennox	R		s	9	500	gr	no value	9.92	no value
Lippolysacchar des from Pseudomonasaeruginosa	R		s	3	5	mg	no value	0.00	no value
Iron(III) chloride hexahrdrate	R		s	1	5	gr	no value	0.01	no value	10025-77-1
Imidazole	R		s	1	100	gr	no value	0.22	no value	288-32-4
Imidazole hydrochloride	R		s	2	500	gr	no value	2.20	no value	1467-16-9
I-PCR insect cell protein extract on reagent	R		l	1	250	ml	0.07	no value	no value
Hexadecyltrlmethylammoniumbromine	R		s	2	250	gr	no value	1.10	no value	57-09-0

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
BB Detergent 30% Solution	R		l	1	100	ml	0.03	no value	no value
CSM-TRP-URA	R		s	2	10	gr	no value	0.04	no value	95057-844
CSM-LCU-URA	R		s	l	10	gr	no value	0.02	no value	4520-512
CSM-URA	R		s	1	10	gr	no value	0.02	no value	4520212
Urea	R		s	1	25	kg	no value	5.50	no value	4511-212
YNB with ammonium sulfate	R		s	1	227	gr	no value	0.50	no value	57-13-6
DOB	R		s	1	227	gr	no value	0.50	no value	4027-512
DOBA	R		s	2	454	gr	no value	2.00	no value	4025-012
Teition X-100 Solution	R		l	1	100	ml	no value	no value	no value	4026-022
Polyethyleneimine	R		s	2	2	gr	no value	0.01	no value	9002-93-1
Terrific broth powder	R		s	1	500	kg	no value	1.10	no value
Tris hydrochloride	R		s	1	1	Kg	no value	2.20	no value	1185-53-1
Valproic acid sodium salt	R		s	1	10	gr	no value	0.02	no value	1069-66-5
TWEEN 20	R		l	2	500	ml	0	no value	no value
Tris Acetate	R		s	3	100	gr	no value	0.66	no value	9005-64-5
Boric Acid	R		s	1	500	gr	no value	1.10	no value	6850-28-8
Terrific broth powder	R		s	6	500	gr	no value	6.61	no value	10043-35-3
Sodium Phosphate Dibasic Anhydrous	R		s	2	1	kg	no value	4.40	no value	73049-73-7
Sodium Borate Decahydrate	R		s	1	500	gr	no value	2.20	no value	7558-79-4
Sodium Phosphate dodecanydrate	R		s	1	500	gr	no value	1.10	no value	1303-96-4
Sodium Phosphate monobasic monohydrate	R		s	1	1	kg	no value	2.20	no value	10101-89-8
Sodium phosphate dibasic dihydrate	R		s	1	1	kg	no value	2.20	no value	10049-21-5
Sodium Acetate trihydrate	R		s	1	500	gr	no value	1.10	no value	10028-24-7
Sodium carbonate anhydrous	R		s	1	500	gr	no value	1.10	no value	6131-90-4
Sodium bicarbonate	R		s	1	500	gr	no value	1.10	no value	497-19-8
Sodium Azide	R		s	1	100	gr	no value	0.22	no value	144-55-8
Sodium Nitrate	R		s	1	5	gr	no value	0.01	no value	26628-22-8
Sodium bicarbonate 99.5%	R		s	1	5	kg	no value	2.20	no value	7632-00-0		5.1
Sodium Carbonate	R		s	2	1	gr	no value	2.20	no value	144-55-8
Agarose	R		s	3	500	gr	no value	0.66	no value	22232-1
Sodium carbonate monohydrate	R		s	1	100	gr	no value	1.10	no value	9012-36-6
Sodium butyrate	R		s	2	500	kg	no value	0.44	no value	05968-11-6
Sodium citrate dehydrate	R		s	1	100	kg	no value	2.20	no value	156-54-7
Saponin	R		s	1	1	gr	no value	0.11	no value	6132-4-3
Sodium Acetate	R		s	1	50	gr	no value	2.20	no value	8047-15-2
Citric Acid anhydrous	R		s	1	1	gr	no value	1.10	no value	127-09-3
Glycine	R		s	1	500	gr	no value	1.10	no value	77-92-9
Glycine hydrochloride	R		s	1	500	gr	no value	1.10	no value	56-40-6

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
Glycerol	R		1	2	1		0.53	no value	no value	6000-43-7
Guanidine hydrochloride	R		s	1	2	kg	no value	4.40	no value	56-81-5
Glycotin	R		l	1	500	ml	0.13	no value	no value	50-01-1
Clhylenediamine tetracetic acid, disodium salt dioydrate	R		s	3	500	gr	no value	3.31	no value	56-81-5
Glycerol, ultra pure	R		l	1	1	l	0.26	no value	no value	6381-92-6
Deoxyribonucleic acid from herring	R		s	1	100	gr	no value	0.22	no value	17372-87-1
Deokycholic acid, sodium salt	R		s	1	100	gr	no value	0.22	no value	302-95-4
D-(+)-Gluconic acid, ortho-lactose	R		s	1	100	gr	no value	0.22	no value	100403-24-5
D-Gluconic acid sodium salt	R		s	1	500	gr	no value	1.10	no value	302-95-4
D )-) Tethalose dihydinte	R		s	1	25	gr	no value	0.06	no value	90-80-2
Glycinehydrochloride	R		s	1	100	gr	no value	0.22	no value	527-07-1
D (-) Glucose	R		s	1	1	kg	no value	2.20	no value	6138-23-4
Filter agent, Ceiite	R		s	1	500	gr	no value	1.10	no value	227-841-8
Cellulose micro crystalline	R		s	1	500	gr	no value	1.10	no value	50-99-7
Ammonium Bicarbonate	R		s	2	500	gr	no value	2.20	no value	61790-53-2
19344 LB Agar, Vegitone	R		s	2	500	gr	no value	2.20	no value	9004-36-6
Bromoscreso Purple	R		l	1	100	ml	0.03	no value	no value	1066-33-7
Ammonium Formate	R		s	1	50	gr	no value	0.11	no value	540-69-2
Ammonium Trifiuoroacctic	R		s	1	100	gr	no value	0.22	no value	62625-30-3
Ammonium Formate	R		s	1	250	gr	no value	0.55	no value	540-69-2
L-(+)-Arabinose	R		s	1	50	gr	no value	0.11	no value	5328-37-0
Ammonium sulfamate	R		s	2	100	gr	no value	0.44	no value	540-69-1
Crystal violet	R		s	1	100	gr	no value	0.22	no value	548-62-9
Bromophenoibue blue sodium salt	R		s	1	5	gr	no value	0.01	no value	7773-6-9
BIS-TRIS propane	R		s	1	100	gr	no value	0.22	no value	548-62-9
Chitosan	R		s	1	50	gr	no value	0.11	no value	9012-76-4
Casein Acid hydrosate	R		s	1	500	gr	no value	1.10	no value	64431-96-5
Aquacide II	R		s	1	1	kg	no value	2.20	no value
Ammonium Chloride	R		s	3	500	gr	no value	3.31	no value	12125-02-9
Coomassie Brilliant Blue	R		s	1	50	gr	no value	0.11	no value	6104-58-1
Agarose	R		s	1	100	gr	no value	0.22	no value	9012-36-6
Sodium hydroxide	R		l	1	100	ml	0.03	no value	no value	1310-73-2
Tris base	R		s	1	5	kg	no value	11.00	no value	77-86-1
Silica gel	R		s	1	5	kg	no value	11.00	no value	112926-00-8
Sodium chloride	R		s	1	5	kg	no value	11.00	no value	7647-L4-5
Bleach	R		l	2	3.78	L	2.00	no value	no value	7681-52-9
N-hydroxysuccinimide	L		s	1	250	gr	no value	0.55	no value	6066-82-6
Sodium cyanoborohydride	L		s	2	5	gr	no value	0.02	no value	16940-66-2

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
1-(3-dimethyaminopropyl)-3-ethylcarbodiimide HCL	L		s	1	250	gr	no value	0.55	no value	25952-53-8
4-Dimethylaminooyridine	L		s	2	500	gr	no value	2.20	no value	1122-58-3
N-hydroxysuccinimide	L		s	2	25	gr	no value	0.11	no value	6066-82-6
1-hydroxybenzootriazole hydrate	L		s	2	25	gr	no value	0.11	no value	123333-53-9
1,3-dicyclohexylcarbodiimide in DCM	L		l	1	100	ml	0.03	no value	no value	538-75-0
Pyridine trifouroacetate	L		s	1	100	gr	no value	0.22	no value	464-05-1
Iodine	L		s	1	50	gr	no value	0.11	no value	7553-56-2
OPA	L		s	1	1	gr	no value	0.00	no value
3-phenylohenol	L		s	1	5	gr	no value	0.01	no value	580-51-8
ninhydran	L		s	1	25	gr	no value	0.06	no value	7553-56-2
carbazoie	L		s	1	100	gr	no value	0.22	no value	86-74-8
aniline	L		l	1	5	ml	0.00	no value	no value	62-53-3
2-phenylphenol	L		s	1	250	gr	no value	0.55	no value	485-47-2
3-methyl-2-benzothiazolinone	L		s	1	5	gr	no value	0.01	no value	86-74-8
4-benzyloxybenzoldhyde	L		s	1	5	gr	no value	0.01	no value	62-53-3
benzonosuifonyl azide	L		s	1	5	gr	no value	0.01	no value	90-43-7
Iodomethane	L		l	1	50	ml	0.01	no value	no value	149022-15-1
0,2-propynyinydroxylamine	L		s	1	5	gr	no value	0.01	no value	21663-79-6
2,5-dihydroxy benzoic acid	L		s	1	10	mg	no value	0.00	no value	490-79-9
O-benzylhydroxylamine hydrochloride	L		s	2	5	gr	no value	0.02	no value	2687-43-6
3,5-diaminobenzoic acid	L		s	1	50	gr	no value	0.11	no value	535-87-5
pentaflourobenzyl hydroxylamine hydrochloride	L		s	1	250	mg	no value	0.00	no value	57981-02-9
methoxyamine hydrochloride	L		s	1	5	gr	no value	0.01	no value	593-56-6
2-amino-5-metoxy benzoic acid	L		s	1	25	gr	no value	0.06	no value	6705-03-9
2,5-dihydroxy benzoic acid	L		s	1	25	mg	no value	0.00	no value	490-79-9
hydroxylamine hydrochloride	L		s	1	100	gr	no value	0.22	no value	5470-11-1
Sodium hydroxide	L		s	1	500	gr	no value	1.10	no value	1310-73-2
10M Sodium hydroxide	L		l	1	100	ml	0.03	no value	no value	1310-73-2
Potassium hydroxide	L		s	1	100	gr	no value	0.22	no value	1310-58-3
Ammonium hydroxide	L		l	2	250	ml	0.13	no value	no value	1336-21-6
tetrabutyl ammonium hydroxide	L		1	1	25	ml	0.01	no value	no value	2052-49-5
Potassium butoxide	L		l	2	50	ml	0.03	no value	no value	865-47-4
5M sodium hydroxide in water	L		l	1	800	ml	0.21	no value	no value	1310-73-2
octylamine	L		l	1	100	ml	0.03	no value	no value	111-86-4
triflouroacetic acid	L		l	2	100	ml	0.05	no value	no value	76-05-1
triflouroacetic acid	L		l	2	250	ml	0.13	no value	no value	76-05-1

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
Sulfuric acid	L		l	1	500	ml	0.13	no value	no value	7664-93-9
Acetic acid	L		l	1	2.5	L	0.66	no value	no value	64-19-7
5M Hydrochloric acid	L		l	1	4	L	1.06	no value	no value	7647-01-0
Water W/Formic acid	L		l	1	4	L	1.06	no value	no value
Phosphoric acid	L		l	2	1	L	0.53	no value	no value	7664-38-2
Concentrated Hydrochloric acid	L		l	4	250	m	0.26	no value	no value	7647-01-0
2M hydrochloric acid	L		l	1	4	L	1.06	no value	no value	7647-01-0
Methanesulfonyl chloride	L		l	1	100	ml	0.03	no value	no value	124-63-0
Trimethylncetyl chloride	L		l	1	100	ml	0.03	no value	no value	3282-30-2
Benzoyl chloride	L		l	1	250	ml	0.07	no value	no value	98-88-4
Phenolmalonic acid	L		s	1	25	gr	no value	0.06	no value	2613-89-0
1.4 cyclohexane dicarboxylic acid	L		s	1	100	gr	no value	0.22	no value	1076-97-7
Dimethylmalonic acid	L		s	1	5	gr	no value	0.01	no value	595-46-0
Tetra acid	L		s	1	5	gr	no value	0.01	no value	1703-58-8
Dimethylmalonic acid	L		s	1	25	gr	no value	0.06	no value	210-20-3
Perflourononamoic acid	L		s	1	25	gr	no value	0.06	no value	375-95-1
Cyclobutane 1-dicarboxilic acid	L		s	1	5	gr	no value	0.01	no value	2613-89-0
3.5 difluoro-4-hydroxybenzaldehyde	L		s	1	250	mg	no value	0.00	no value
2.5 difluoro-4-hydroxybenzaldehyde	L		s	1	250	mg	no value	0.00	no value
3-fluoro-4-hydroxybenzaldehyde	L		s	1	250	mg	no value	0.00	no value
3-fluoro-4hydroxy-5-nitrobenzaldehyde	L		s	1	250	mg	no value	0.00	no value
3-fluoro-4-hydroxybenzaldehyde	L		s	1	1	gr	no value	0.00	no value
2.3 dibromo-4-hydroxy-5-methoxybenzaldehyde	L		s	1	1	gr	no value	0.00	no value	117238-61-6
3-fluoro-4-hydroxybenzaldehyde	L		s	1	5	gr	no value	0.01	no value
2.5 difluoro-4-hydroxybenzaldehyde	L		s	1	5	gr	no value	0.01	no value
4-hydroxy benzoic acid	L		s	1	100	gr	no value	0.22	no value	99-96-7
1-amino purine	L		s	1	1	gr	no value	0.00	no value	452-06-2
1-adamantanamine	L		s	1	5	gr	no value	0.01	no value	80789-67-9
1-Naonthalene Methylamine	L		s	1	1	gr	no value	0.00	no value	118-31-0
Dithiothreitol	L		s	1	25	gr	no value	0.06	no value	3483-12-3
3-malemidoproaionic acid	L		s	1	5	gr	no value	0.01	no value	55750-62-4
L-cysteine	L		s	2	25	gr	no value	0.11	no value	52-90-4
Oxylylene dibromate	L		s	1	5	gr	no value	0.01	no value	91-13-4
1,3,5-trio(bromomethyl)benzene	L		s	2	5	gr	no value	0.02	no value	18226-42-1
M-xylylene dibromide	L		s	1	10	gr	no value	0.02	no value	626-15-3
P-xylylene dibromate	L		s	1	10	gr	no value	0.02	no value	3483-12-3

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
1,7 diamine heptane	L		s	1	5	gr	no value	0.01	no value	646-19-5
Methoxy pegamine	L		s	1	1	gr	no value	0.00	no value	80506-64-5
P-toloinesofonylchloride	L		s	1	100	gr	no value	0.22	no value	98-59-9
0-2-(6-oxotaproxylamino)ethyl, O-methylpolyethylene glycol	L		s	1	1	gr	no value	0.00	no value
B-anilino-1-naonthaienesolfonic acid ammonium salt	L		s	1	5	gr	no value	0.01	no value	28836-03-5
Spermine	L		s	1	1	gr	no value	0.00	no value	71-44-3
Tetrabutyl ammonium bromide	L		s	1	25	gr	no value	0.01	no value	1643-19-2
Sodium periodate	L		s	1	25	gr	no value	0.06	no value	7790-28-5
Etrahydro-2n-oyran-2-ol	L		s	1	25	gr	no value	0.06	no value	6723-30-4
Maleimide	L		s	1	2	gr	no value	0.00	no value	641-59-3
N-ethlmaleimide	L		s	1	5	gr	no value	0.01	no value	128-53-0
Cystamine dihydrochloride	L		s	1	25	gr	no value	0.06	no value	56-17-7
Octadecylanine	L		s	1	25	gr	no value	0.06	no value	124-30-1
6-staylactose sodium salt	L		s	1	0.1	gr	no value	0.00	no value	74609-39-5
PAMAM OH Dendrimer	L		l	1	5	ml	0.00	no value	no value
M-xylylentediarnine	L		l	1	5	ml	0.00	no value	no value	1477-55-0
1,8-dibromo octane	L		l	1	5	ml	0.00	no value	no value	4549-32-0
N,N-dimethylethylene diamine	L		l	1	5	ml	0.00	no value	no value	108-00-9
Benzaldehyde	L		l	1	2	ml	0.00	no value	no value	100-52-7
Hemoglobin from bovine blood	L		s	1	1	gr	no value	0.00	no value	9008-02-0
Sodium trinceoxyborohydrade	L		s	1	25	gr	no value	0.06	no value	56553-60-7
Chloroform-D	L		l	1	100	ml	0.03	no value	no value	865-49-6
L-ascorbic acid sodium salt	L		s	2	100	gr	no value	0.44	no value	134-03-2
Glutamic acid	L		s	1	25	gr	no value	0.06	no value	110-94-1
Methylmalonic acid	L		s	1	5	gr	no value	0.01	no value	516-05-2
2-hydroxy-5-nitrobenzaldehyde	L		s	1	2	gr	no value	0.00	no value	97-51-8
10-camphorsulfonic acid	L		s	1	5	gr	no value	0.01	no value	35963-20-3
benzoic acid	L		s	1	25	gr	no value	0.00	no value	65-85-0
2-sulfobenzaldehyde	L		s	1	25	gr	no value	0.06	no value	1008-72-6
G aminibexanoic acid	L		s	1	100	gr	no value	0.22	no value	60-32-2
hexylamine	L		l	1	100	ml	0.03	no value	no value	111-26-2
D-glucosamine	L		s	1	5	gr	no value	0.01	no value	66-84-2
mono-methyl glutamate	L		l	1	5	ml	0.00	no value	no value	1501-27-5
4, 7, 10 Troxa 1, 13, todecanediamine	L		s	1	100	gr	no value	0.22	no value	110-94-1
N boc 1,G diaminohexane hydrochloride	L		s	1	1	gr	no value	0.00	no value	65915-94-8
D-glucuronic acid	L		s	1	10	gr	no value	0.02	no value	6556-12-3

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
undecanol	L		l	1	25	ml	0.01	no value	no value	112-42-5
nuccinic acid	L		s	1	100	gr	no value	0.22	no value	110-15-6
hyaluronic acid sodium salt	L		s	1	10	gr	no value	0.02	no value	9067-32-7
D galactoronic acid sodium salt	L		s	2	5	gr	no value	0.02	no value	14984-39-5
levulinic acid	L		s	1	100	gr	no value	0.22	no value	123-76-2
B-proplolactone grade 2	L		l	1	5	ml	0.00	no value	no value	57-57-8
2-aminobenzamide	L		s	1	100	gr	no value	0.22	no value	1501-27-5
2-amino(oxyethylamine) dihydrochloride	L		s	1	1	gr	no value	0.00	no value	42-46-519
succinic anhydride	L		s	1	250	gr	no value	0.55	no value	659-15-948
glyoxilic acid monohydrate	L		s	1	25	gr	no value	0.06	no value	563-96-2
Chondroitin sulphate	L		s	1	10	gr	no value	0.02	no value	39455-18-0
benzyl bromide	L		s	1	50	gr	no value	0.11	no value	110-15-6
poly-guluronic acid	L		s	1	10	gr	no value	0.02	no value	9005-32-7
Silica gel	L		s	1	1	kg	no value	2.20	no value	112926-00-8
Boric acid	L		s	1	500	gr	no value	1.10	no value	10043-35-3
TWEEN 20	L		l	2	500	ml	0.26	no value	no value	9005-64-5
D (+) Glucose	L		s	1	1	kg	no value	2.20	no value	88-68-6
Citric Acid monohydrate	L		s	1	500	gr	no value	1.10	no value	5949-29-1
Peptone	L		s	2	100	gr	no value	0.44	no value	91079-38-8
sorbital	L		s	1	1	kg	no value	2.20	no value	50-70-4
Sodium bicarbonate 99.5%	R		s	1	2.5	kg	no value	5.50	no value	144-55-8
Chloroquine diphosphate salt	R		s	1	50	gr	no value	0.11	no value	50-63-5
tryptic soy broth	B2		s	1	500	gr	no value	1.10	no value
nicotinic acid	B2		s	1	100	gr	no value	0.22	no value	59-67-6
thiamine hydrochloride	B2		s	1	25	gr	no value	0.06	no value	67-03-8
dimethyl sulfoxide	B2		l	1	100	ml	0.03	no value	no value	67-68-5
Othylenediaminetetraacetic acid solution	B2		l	1	100	ml	0.03	no value	no value	00-00-4
Adenine hemisulfate salt	B2		s	1	5	gr	no value	0.01	no value	321-30-2
Terrific broth	B2		s	7	500	gr	no value	7.72	no value
Ammonium hydroxide	L		l	2	500	ml	0.26	no value	no value	1336-21-6
Ammonia solution	L		l	2	100	ml	0.05	no value	no value	1336-21-6
sephacryl S 400 high resolution	L		l	1	150	ml	0.04	no value	no value	65545-95-4
Ampicillin sodium salt	L		s	1	100	gr	no value	0.22	no value	69-52-3
streptomycin sulfate salt	L		s	2	25	gr	no value	0.11	no value	3810-74-0
liquefied phenol	L		l	1	100	ml	0.03	no value	no value	59-67-6
D-pantothenic acid hemicalcium salt	L		s	1	100	gr	no value	0.22	no value	67-03-8
Ampicillin sodium salt	L		s	2	25	gr	no value	0.11	no value	69-52-3
a-Amylae from Aspergillus oryzae	L		s	1	10	gr	no value	0.02	no value	9001-19-8

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
Dextralip 50	L		s	1	1	gr	no value	0.00	no value	9011-18-1
oiphofiomacin	L		s	1	5	gr	no value	0.01	no value	85721-33-1
fetuin, from fetal calf serum	L		s	1	1	gr	no value	0.00	no value	9014-81-7
chlorhexidine	L		s	1	1	gr	no value	0.00	no value	55-56-1
colistin sulfate salt	L		s	1	1	gr	no value	0.00	no value	1264-72-8
biotin	L		s	1	1	gr	no value	0.00	no value	58-85-5
tetracycline hydrate	L		s	1	100	gr	no value	0.22	no value	30583-60-7
Guanidine hydrochloride	L		s	1	10	gr	no value	0.02	no value	50-01-1
dimethyl sulfoxide	L		l	3	100	ml	0.08	no value	no value	67-68-5
2-caroxyetnyl acrylate	CR		l	1	50	ml	0.01	no value	no value	24615-84-7
biotin	CR		s	1	1	gr	no value	0.00	no value	58-85-5
ethanolamine HCL	CR		l	1	10.5	ml	0.00	no value	no value	2002-24-6
1 V-carbonyldiamidazoic	CR		s	1	5	gr	no value	0.01	no value	530-62-1
colistin sulfate salt	CR		s	1	500	mg	no value	0.00	no value	1264-72-8
colistin sulfate salt	CR		s	1	1	gr	no value	0.00	no value	1264-72-8
2 hydrazinopyridine	CR		s	1	1	gr	no value	0.00	no value	4930-98-7
N-hydroxysuccinamide sodium salt	CR		s	2	250	gr	no value	1.10	no value	106627-64-7
proparglymine	CR		l	1	25	ml	0.01	no value	no value	2450-71-1
Hematoxylin	R		l	1	500	ml	0.13	no value	no value	517-28-2
Eosin	R		l	1	500	ml	0.13	no value	no value	15086-94-9
Triethylamine	L		1	1	100	ml	0.03	no value	no value	121-44-8
Sodium borohydride	L		5	2	25	gr	no value	0.11	no value	16940-66-2
ethanolamine	L		1	1	100	ml	0.03	no value	no value	14104305
Triethylamine	L		1	1	1	l	0.26	no value	no value	121-44-8
PAMAM dendrimer	L		1	1	2.5	ml	0.00	no value	no value	163442-67 -9
2 mercaptoethanol	L		1	2	5	ml	0.00	no value	no value	60-24-2
4-azidoneazoic acid	L		5	1	5	gr	no value	0.01	no value	6427-66-3
ethylenediamine	L		1	1	100	ml	0.03	no value	no value	107-15-3
2 mercaptoethanol	R		1	1	25	ml	0.01	no value	no value	60-24-2
Hydrogen chloride in methanol solution	L		1	1	250	ml	0.07	no value	no value	132228-87-6
dimethylmalonyl chloride	CR		1	1	1	ml	0.00	no value	no value	5659-93-8
4 formylbenzoic acid	CR		5	1	10	gr	no value	0.02	no value	619-66-9
propylamine	CR		1	1	50	ml	0.01	no value	no value	107-10-8
Colistin sulfate sait	CR		5	1	5	gr	no value	0.01	no value	1264-72-8
tetranitromethane	CR		1	1	1	l	0.20	no value	no value	509-14-8
Malonyl chloride	CR		5	1	5	gr	no value	0.01	no value	1663-67-8
Hema 3 Fixative	R		1	1	3.8	L	1.00	no value	no value
Conflikt	R		1	4	3.8	L	4.02	no value	no value

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
Neutrawash	R		1	3	3.8	l	3.01	no value	no value
Dichloromethane anhydrous	L		1	2	100	ml	0.05	no value	no value	75-09-2
Ethylacetate	L		1	1	100	ml	0.03	no value	no value	141-78-6
T-Butyl alcohol anhydrous	L		1	1	250	ml	0.07	no value	no value	75-65-0
N, N-Dimethylacetamide anhydrous	L		1	2	100	ml	0.05	no value	no value	127-19-5
1.5-pentanediol	L		1	1	100	ml	0.03	no value	no value	111-29-5
2-Methyl-2-butanol	L		1	1	100	ml	0.03	no value	no value	75-85-4
Benzaldehyde dimethylacetal	L		1	1	100	ml	0.03	no value	no value	1125-88-8
Diethanolamine	L		1	1	500	ml	0.13	no value	no value	111-42-2
Acetonitelle	L		1	1	1	L	0.26	no value	no value	75-05-8
Acetone	L		1	1	1	L	0.26	no value	no value	67-64-1
Dimethylsulfoxide	L		1	1	500	ml	0.13	no value	no value	67-68-5
Chloroform	L		1	1	500	ml	0.13	no value	no value	67-66-3
Chloroform	L		1	1	25	ml	0.01	no value	no value	67-66-3
Heptane	L			1	4	L	1.06	no value	no value	142-82-5
Tetrahydrofuran	L			4	100	ml	0.11	no value	no value	109-99-9	Y	Peroxide Former
Tetrahydrofuran	L			1	1	L	0.26	no value	no value	109-99-9	Y	Peroxide Former
Tetrahydrofuran	L			1	4	L	1.06	no value	no value	109-99-9	Y	Peroxide Former
Propanol	L			1	1	L	0.20	no value	no value	71-23-8
Propanol	L			1	2	L	0.53	no value	no value	71-23-8
Ethyl acetate	L			1	4	L	1.06	no value	no value	141-78-6
Pyridine	L			1	1	L	0.26	no value	no value	110-80-1
Propargy alcohol	L			1	100	ml	0.03	no value	no value	107-19-7
4-Pheny 2-butanone	L			1	250	ml	0.07	no value	no value	2550-26-7
Diethyl ether	L			1	1	L	0.26	no value	no value	60-29-7	Y	Peroxide Former
Benzyl acetate	L			1	500	ml	0.13	no value	no value	140-11-4
Isopropanol	L			G	1	L	1.59	no value	no value	67-63-0
Dietyiene glycol	L			1	500	ml	0.13	no value	no value	111-46-6
Pyridine	L			1	100	ml	0.03	no value	no value	110-86-1
Chloroform	L			1	100	ml	0.03	no value	no value	67-66-3
Methyl sulfoxide	L			2	100	ml	0.05	no value	no value	67-68-5
N1N-diisopropycardonimide	L			1	25	ml	0.01	no value	no value	693-13-0
1-methyl-2-pyrroiidone	L			1	100	ml	0.03	no value	no value	872-50-4
N1N-diisopropyiethyiamine	L			1	100	ml	0.03	no value	no value	7087-68-5
Monoethanolamine	L			1	500	ml	0.13	no value	no value	141-43-5
Dimethyl sulfoxide	L			1	100	ml	0.03	no value	no value	67-68-5

Visterra Hazardous Chemical Inventory											As of Dec. 2014
Chemical Name	Laboratory	CZ	s’ ‘l’ ‘g’	Quant	Vol/ Mass	UOM	Gal	Lbs	Ft1	CAS	Peroxide Former	Notes
Piperidine	L			2	200	ml	0.11	no value	no value	110-89-4
N.N. Dimethyl fornamide	L			1	100	ml	0.03	no value	no value	68-12-2
Ethanol 200 Proof	L			1	4	L	1.06	no value	no value	64-17-5
Ethanol 190 proof	L			1	4	L	1.06	no value	no value	64-17-5
2-Propanol	L			5	4	L	5.28	no value	no value	67-63-0
Acetonitrile	L			6	4	L	6.34	no value	no value	75-05-8
Acetone	L			2	2	L	1.06	no value	no value	67-64-1
Methylene chloride	L			3	4	L	3.17	no value	no value	75-09-2
Methanol	L			4	4	L	4.23	no value	no value	67-56-1
Anhydrous Methanol	L			1	1	L	0.26	no value	no value	67-56-1
2-butanone	L			1	1	L	0.26	no value	no value	78-93-3
2-Butanol	L			2	1	L	0.53	no value	no value	78-92-2
2-Butanol	L			2	1	L	0.53	no value	no value	78-92-2
Dioxane	L			1	500	ml	0.13	no value	no value	123-91-1
1.2-dicholoroethane	L			1	500	ml	0.13	no value	no value	107-06-2
Acetic anhydride	L			1	200	ml	0.05	no value	no value	108-24-7
10% buffered formalin phosphate	L			2	4	L	2.11	no value	no value

Schedule 1

Prohibited Hazardous Materials

The following may not be used or stored on to the premises without prior approval from the Landlord and receipt of any regulatory permits, licenses or registrations that may be required under any local, state or federal Environmental Health and Safety Laws.

1.	Selected biological agents and toxins (Select Agents) as defined by the Federal Select Agent Program (http://www.selectagents.gov/) which have the potential to pose a severe threat to public, animal or plant health or to animal or plant products and require registration to possess, use or transfer. Select Agents are regulated under 7CFR Part 331, 9 CFR Part 121 and 42 CFR Part 73.

2.	Chemicals that present a high level of security risk under the April 2007 Department of Homeland Security - Chemical Facilities Anti-Terrorism Standards (CFATS) regulation (http://www.dhs.gov/identifying-facilities-covered-chemical-security-regulation), that are at or above the applicable Screening Threshold Quantity.

3.	The following chemicals and classes of chemicals:

•	Perchloric Acid

•	Explosive Materials (require ATF license)

•	Organic Peroxide Unclassified Detonable: Organic peroxides that are capable of detonation. These peroxides pose an extremely high explosion hazard through rapid explosive decomposition.

•	Organic Peroxide Class 1: Those formulations that are capable of deflagration but not detonation.

•	Oxidizer Class 4: An oxidizer that can undergo an explosive reaction due to contamination or exposure to thermal or physical shock. Additionally, the oxidizer will enhance the burning rate and can cause spontaneous ignition of combustibles.

•	Pyrophoric Material: A chemical with an auto ignition temperature in air, at or below a temperature of 130°F (54.4°C).

•	Reactive Class 4: Materials that in themselves are readily capable of detonation or explosive decomposition or explosive reaction at normal temperatures and pressures. This class includes materials that are sensitive to mechanical or localized thermal shock at normal temperatures and pressures.

•	Reactive Class 3: Materials that in themselves are capable of detonation or of explosive decomposition or explosive reaction but which require a strong initiating source or which must be heated under confinement before initiation. This class includes materials that are sensitive to thermal or mechanical shock at elevated temperatures and pressures.

•	Water Reactive Class 3: Materials that react explosively with water without requiring heat or confinement.

4.	Radioactive Materials and Devices as regulated in 105 CMR 120 Radiation Control Program.

Schedule 2

Total Allowable Quantities of Hazardous Materials

	780 CMR Table 307.8(1)	780 CMR Table 307.8(1) Note D	780 CMR Table 307.8(1) Note E		780 CMR Table 417.2	780 CMR Table 417.2
Class	Baseline Permitted Storage	Adjusted for 100% A.S.	Adjusted for 100% Cabinets	Adjusted for both A.S. & Cab.	% Above or Below Grade	Total Control Areas	NET STORAGE PERMITTED FOR TOTAL CONTROL AREAS	TENANT STORAGE PERMITTED	INVENTORY
Flammable liquid 1A	30 gallons	60	60	120	0.5	2	120	120.00	0.26	gallons
Flammable liquid 1B	60 gallons	120	120	240	0.5	2	240	240.00	34.62	gallons
Flammable liquid 1C	90 gallons	180	180	360	0.5	2	360	360.00	1.14	gallons
Flammable liquid Combined Class 1	120 gallons	240	240	480	0.5	2	480	480.00	36.04	gallons
Combustible Liquid Class 2	120 gallons	240	240	480	0.5	2	480	480.00	0.15	gallons
Combustible Liquid Class 3A	330 gallons	660	660	1320	0.5	2	1320	1320.00	2.04	gallons
Combustible Liquid Class 3B	13200 gallons	No Limit if storage area has automatic sprinkler system(307. 8(1) Note F)	26400	No Limit if storage area has automatic sprinkler system(307.8 (l) Note F)	0.5	2	No Limit if storage area has automatic sprinkler system(307.8(l) Note F)	No Limit if storage area has automatic sprinkler system(307.8(1) Note F)	1.00	gallons
Flammable Gas (Gaseous and Liquefied)	30 gallons	60	60	120	0.5	2	120	120.00		gallons
	1000 ft3 at STP	2000	2000	4000	0.5	2	4000	4000.00		ft3at STP
Flammable Solid	125 lbs	250	250	500	0.5	2	500	500.00	0.44	lbs

	780 CMR Table 307.8(1)	780 CMR Table 307.8(1) Note D	780 CMR Table 307.8(1) Note E		780 CMR Table 417.2	780 CMR Table 417.2
Organic Peroxide UD	1 lbs	Facility must have automatic sprinkler system (307.8(1) Note H)	2	2	0.5	2	2	2.00		lbs
Organic Peroxide I	5 lbs	10	10	20	0.5	2	20	20.00		lbs
Organic Peroxide II	50 lbs	100	100	200	0.5	2	200	200.00		lbs
Organic Peroxide III	1251bs	250	250	500	0.5	2	500	500.00		lbs
Oxidizer 4	libs	Facility must have automatic sprinkler system (307.8(1) Note H)	2	2	0.5	2	2	2.00		lbs
Oxidizer 3	10 lbs	20	20	40	0.5	2	40	40.00		lbs
Oxidizer 2	250 lbs	500	500	1000	0.5	2	1000	1000.00	0.07	lbs
Oxidizer 1	1000 lbs	2000	2000	4000	0.5	2	4000	4000.00		lbs
Oxidizer Gas	15 gallons	30	30	60	0.5	2	60	60.00		gallons
(Gaseous or Liquified)	1500 ft3 at STP	3000	3000	6000	0.5	2	6000	6000.00		ft3at STP
Cryogenics Flammable or Oxidizing	45 gallons	90 gallons	Not applicable (780 CMR 307.8(1))	90	0.5	2	90	90.00		gallons

	780 CMR Table 307.8(1)	780 CMR Table 307.8(1) Note D	780 CMR Table 307.8(1) Note E		780 CMR Table 417.2	780 CMR Table 417.2
Pyrophoric Material	4 lbs	Facility must have automatic sprinkler system (307.8(1) Note H)	8	8	0.5	2	8	8.00		lbs
Unstable Class 4	1 lbs	Facility must have automatic sprinkler system (307.8(1) Note H)	2	2	0.5	2	2	2.00		lbs
Unstable Class 3	5 lbs	10	10	20	0.5	2	20	20.00		lbs
Unstable Class 2	50 lbs	100	100	200	0.5	2	200	200.00		lbs
Unstable Class 1	125 lbs	250	250	500	0.5	2	500	500.00	0.33	lbs
Water Reactive Class 3	5 lbs	10	10	20	0.5	2	20	20.00		lbs
Water Reactive Class 2	50 lbs	100	100	200	0.5	2	200	200.00	0.32	lbs
Water Reactive Class 1	No Limit	No Limit	No Limit	No Limit	0.5	2	No Limit	No Limit		lbs

SF DISTRIBUTION Visterra Total Allocation
11750 11750 1.00

Schedule 3

Laboratory Decommissioning Checklist

Tenant Laboratory Decommissioning Checklist

Tenant Name:	Tenant Location:

Waste Management

If you used and/or stored the following materials, please put a “Ö” in the “used and/or stored” box. Indicate the disposal vendor and date of final removal from the laboratory.

Item	Used and/or Stored	Disposal Vendor Name	Removal Date
Hazardous (Chemical) Waste
Gas Cylinders
Biological Waste and Sharps
Animal Carcasses and Waste
Radioactive Waste
Controlled Substances
Select Agents

Permits and Licenses

If you possessed any of the following permits and/or licenses, please put a “Ö” in the “Applicable” box. Indicate the date you requested termination of the permit or license, and whether confirmation has been received from the regulatory agency.

Permit or License	Regulatory Agency	Applicable?	Date of Termination Request	Confirmation from Regulator Received?
Recombinant DNA	City of Cambridge

Please return this form to the DivcoWest Office, Attention: Michael Fitzgerald

Permit
Biosafety Permit	City of Cambridge
Laboratory Animal Use Permit	City of Cambridge
Flammables Permit	City of Cambridge
Wastewater Discharge Permit	Massachusetts Water Resources Authority
Hazardous Waste Generator ID#	Massachusetts Department of Environmental Protection
Radiation Control License	Massachusetts Department of Public Health
Controlled Substances Registration	Massachusetts Department of Public Health & United States Drug Enforcement Agency
Select Agent Registration	United States / Department of Agriculture or Homeland Security

Laboratory Decontamination Survey

Were all fixed surfaces in the laboratory such as benches, fume hoods, sinks, cold rooms and warm rooms decontaminated with a disinfectant or other efficacious decontaminant?	YES	NO

If “YES”, briefly describe the decontaminants used, specific to the hazardous materials in use and storage in the laboratory.

Did you use any mercury-containing equipment such as thermometers, or elemental mercury?	YES	NO

If “YES”, briefly describe:

If “YES”, have you had the sink traps tested for mercury contamination? If “YES”, attach results.	YES	NO

If the results of the mercury test indicated the presence of mercury, did you have it removed and decontaminated? If “YES”, attach documentation.	YES	NO

Please return this form to the DivcoWest Office, Attention: Michael Fitzgerald

Did you use any perchlorates in the chemical fume hoods?	YES	NO

If “YES”, indicate the location of the fume hood(s):

If “YES”, have you had the fume hood(s) tested for perchlorate residues? If “YES”, attach results.	YES	NO

If the results of the perchlorate test indicated the presence of residues, did you have the fume hood and associated ductwork decontaminated? If “YES”, attach documentation.	YES	NO

Is there any equipment remaining in the laboratory that will not be removed, such as but not limited to biosafety cabinets, incubators, or freezers?	YES	NO

If “YES”, briefly describe the equipment and the methods used to decontaminate the equipment:

During the lease period, was there ever a chemical spill in the laboratory?	YES	NO

If “YES”, please provide information on the material and quantity involved in the spill, and approximate date of the spill:

Print Name of Person Completing This Form:

Print Name of Company Officer:

Signature of Company Officer:

Date:

Please return this form to the DivcoWest Office, Attention: Michael Fitzgerald

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Amendment”) is made as of this 28lh day of May, 2015, by and between DWF IV ONE KENDALL, LLC, a Delaware limited liability company having an address c/o Divco West Real Estate Services, Inc., One Kendall Square, Cambridge, MA 02139, Attention: Property Manager (“Landlord”) and VISTERRA, INC., a Delaware corporation having a mailing address at One Kendall Square, Building 300, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A. Reference is made to an Indenture of Lease dated September 2, 2010, by and between RB Kendall Fee, LLC, as landlord, and Tenant (the “Original Lease”), as amended by that certain First Amendment of Lease dated as of January 31, 2015 (the “First Amendment;” the Original Lease, as so amended by the First Amendment, the “Lease”), demising approximately 11,750 rentable square feet of space on the third floor of Building 300 (the “Existing Premises”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”). Capitalized terms used, but not defined herein shall have the same meaning as in the Lease.

B. Landlord is the successor to RB Kendall Fee, LLC, and Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C. The parties desire to (i) add to the Existing Premises an additional approximately 2,729 rentable square feet of space on the second floor of Building 300 in the Complex, and (ii) amend the Lease in certain other respects, all as hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Inclusion of Expansion Premises; Expansion Premises Term. Effective as of June 15, 2015 (the “Expansion Premises Commencement Date”), there shall be added to the Premises under the Lease the approximately 2,729 rentable square feet of space on the second (2nd) floor of Building No. 300 of the Complex more particularly shown on Exhibit 2C attached hereto as the “Expansion Premises” (the “Expansion Premises”), which Exhibit 2C shall be deemed to be attached to the Lease as Exhibit 2C.

Accordingly, as of the Expansion Premises Commencement Date: (i) the term “Premises” in Exhibit 1, Sheet 1 shall be amended to state: “An area on the third (3rd) floor of Building No. 300 (the “Existing Premises”), as shown on Exhibit 2 attached hereto and an area on the second (2nd) floor of Building No. 300 (the “Expansion Premises”), as shown on Exhibit 2C (i) attached hereto;” and (iii) the term “Use of Premises” in Exhibit 1, Sheet 1 shall be amended to state: “(i) Existing Premises: General office and laboratory use and for no other purposes, subject to the terms and conditions of this Lease; and (ii) Expansion Premises: General office use and for no other purposes, subject to the terms and conditions of this Lease.”

The Term of the Lease for the Expansion Premises shall be the period beginning on the Expansion Premises Commencement Date and ending on March 31, 2017 (the “Expansion Premises Term”). Landlord anticipates delivering possession of the Expansion Premises to Tenant on or before

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June 15, 2015; provided, however, that if Landlord, for any reason whatsoever, cannot deliver possession of the Expansion Premises to Tenant on or before June 15, 2015, this Amendment shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Yearly Rent (subject to the provisions hereof) with respect to the Expansion Premises until Landlord delivers possession of the Expansion Premises to Tenant. Tenant’s inability or failure to take possession of the Expansion Premises when delivery is tendered by Landlord shall not delay the Expansion Premises Commencement Date or Tenant’s obligation to pay Yearly Rent with respect thereto.

Except for the above-described use of the Expansion Premises and as otherwise provided herein and except to the extent inconsistent herewith, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Expansion Premises. As of the Expansion Premises Commencement Date, the Premises under the Lease shall consist of the Existing Premises and the Expansion Premises.

2. “As-Is” Condition of Expansion Premises. The Expansion Premises shall be leased to Tenant as of, and Landlord shall deliver possession thereof to Tenant on, the Expansion Premises Commencement Date in its “as is” condition as of the date of this Amendment (provided that the same shall be in broom clean condition and free of all tenants and/or occupants and their personal property), without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise or to pay any allowances therefor, except for Landlord’s contribution of the Expansion Premises Allowance pursuant to Section 3 below.

3. Expansion Premises Allowance; Additional Term Allowance. So long as Tenant is not in default under the Lease, and no event or condition exists which with the giving of notice and/or the expiration of any grace period would constitute a default under the Lease, Landlord shall provide to Tenant an amount not to exceed $27,290 (the “Expansion Premises Allowance”) in the aggregate to be applied towards all so-called “hard” and “soft” costs of construction incurred by Tenant after the date of this Amendment in performing improvements and alterations to the Expansion Premises (collectively, the “Expansion Premises Construction Costs”) and the Existing Premises; provided, however, that no more than twenty percent (20%) of the Expansion Premises Allowance shall be used for architectural, engineering and other “soft” costs of construction. Disbursements of the Expansion Premises Allowance shall be made by Landlord within thirty (30) days following Landlord’s receipt of Tenant’s written request, which request shall be accompanied by customary documentation supporting the charges for completion of such improvements and alterations. Such documentation shall be of a scope and detail sufficient to satisfy a commercial construction lender operating in the market area in which the Building is located and shall include copies of paid invoices and, to the extent applicable, partial lien waivers or full lien waivers (in the case of the final disbursement).

Any alterations and improvements to the Premises by Tenant shall be subject to the requirements set forth in Article 12 of the Lease. In addition, Tenant’s compliance with Article 12 of the Lease shall be a condition to Landlord’s obligation hereunder to make any disbursement of the Expansion Premises Allowance. Any portion of the Expansion Premises Allowance that has not been requested by Tenant in writing as a reimbursement on or before November 1, 2015 shall be deemed forfeited by Tenant, and Landlord shall have no further obligation with respect thereto.

In addition, reference is hereby made to the Additional Term Allowance (as defined in the First Amendment). Subject to the provisions of Section 6 of the First Amendment, Tenant may apply the Additional Term Allowance towards the Expansion Premises Construction Costs.

4. Payment of Yearly Rent Attributable to Expansion Premises. Throughout the Expansion

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Premises Term, in addition to all other amounts due and payable by Tenant under the Lease, Tenant shall pay to Landlord monthly installments of Yearly Rent attributable to the Expansion Premises as follows and otherwise as set forth in the Yearly Rent payment provisions of the Lease:

Period	Monthly Rent
Expansion Premises Commencement Date[1] - March 31, 2016	$12,280.50
April 1, 2016-March 31, 2017	$12,648.92

5. Operating Expense Share and Tax Share for Expansion Premises. Effective as of the Expansion Premises Commencement Date and continuing for the Expansion Premises Term, Tenant shall make Tax Share and Operating Expense Share payments attributable to the Expansion Premises in accordance with the terms and conditions of Article 9 of the Lease, as amended hereby; provided, however, that with respect to such payments for the Expansion Premises only, any reference in Article 9 to:

(a)	“Tenant’s Proportionate Building Share” shall be deemed to be a reference to 4.22%;

(b)	“Tenant’s Proportionate Common Share” shall be deemed to be a reference to 0.42%; and

(c)	“Premises” shall be deemed to be a reference to the Expansion Premises.

6. Electricity Available to Expansion Premises. During the Expansion Premises Term, there shall be available to the Expansion Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide power for normal lighting and machines of similar low electrical consumption, and one personal computer for each desk station. Tenant may not use any electrical appliances or equipment which, in the reasonable opinion of Landlord, might overload the electrical risers, panels, switches, wiring or other electrical equipment or interfere with the use thereof by other tenants of the Building. Tenant may also not use any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its sole and absolute discretion. If the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its sole and absolute discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Expansion Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Expansion Premises, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Expansion Premises of

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any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s sole and absolute discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Expansion Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord’s sole and absolute discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Expansion Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of any alterations shall not be deemed or construed as consent by Landlord under this Section 6 to Tenant’s use of such excess electrical current as provided above.

7. Electricity Charges for Expansion Premises. During the Expansion Premises Term, (i) in the event that electricity consumption for the Expansion Premises is separately metered, Tenant shall pay directly to the appropriate utility provider any and all costs of electricity utilized in or for the Expansion Premises and in support of any of Tenant’s equipment, wherever located, or (ii) in the event that electricity consumption for the Expansion Premises is measured by a checkmeter, sub-meter or other measuring device, Tenant shall pay to Landlord, as additional rent, for Tenant’s electrical consumption in the manner set forth in Section 8.1(b) of the Lease. Except for Section 8.1(a) of the Lease, the provisions of Section 8.1 of the Lease shall apply to the Expansion Premises.

8. Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Expansion Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used for cleaning purposes in connection with general office uses; provided, that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws. Within five (5) days of Landlord’s request, Tenant shall provide Landlord with a list of all Hazardous Materials (including quantities used and such other information as Landlord may reasonably request) used by Tenant in the Expansion Premises. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws or any Hazardous Materials that are not typically used for cleaning purposes in connection with general office uses as determined by Landlord in its sole discretion, Tenant shall upon written notice from Landlord, no longer have the right to bring such material into the Expansion Premises.

9. Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cushman & Wakefield of Massachusetts and Cresa Boston (collectively, the “Brokers”). Any fees payable to the Brokers are the responsibility of Landlord pursuant to separate written agreement with the Brokers. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment.

10. Counterpart Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully

[1]	If the Expansion Premises Commencement Date shall not be the first day of a calendar month, Tenant shall be responsible for payment of the partial month of Yearly Rent for the Expansion Premises, during the calendar month in which the Expansion Premises Commencement Date occurs, on a pro rata basis at the monthly rate of $12,280.50.

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executed original Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart. Additionally, telecopied or e-mailed signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

11. Miscellaneous. In all other respects, the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby. Tenant represents and warrants to Landlord that, as of the date hereof, (a) Tenant is not in default under any of the terms and provisions of the Lease, (b) there are no uncured defaults or unfulfilled obligations on the part of Landlord under the Lease, and (c) no condition or circumstance exists which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease. Tenant further acknowledges that Tenant has no defenses, offsets, liens, claims or counterclaims against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rental payments or other charges due or to become due under the Lease).

12. Authorization to Execute. Tenant represents and warrants to Landlord that the person signing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment on behalf of Tenant in accordance with a duly adopted resolution or other applicable authorization of Tenant, and that this Amendment is binding upon Tenant in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Amendment.

13. No Reservation. Preparation of this Amendment by Landlord or Landlord’s attorney and the submission of this Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Premises. This Amendment shall not be binding or effective until this Amendment shall have been executed and delivered by each of the parties hereto, and Landlord reserves the right to withdraw this Amendment upon written notice to Tenant from consideration or negotiation at any time prior to Landlord’s execution and delivery of this Amendment, which withdrawal shall be without prejudice, recourse or liability.

[Signatures on Following Page]

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IN WITNESS WHEREOF the parties hereto have executed this Second Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:

DWF IV ONE KENDALL, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc.,
a Delaware corporation, its Agent

By:	/s/ Jeffrey Longnecker
Name:	Jeffrey Longnecker
Title:	Director

TENANT:

VISTERRA, INC., a Delaware corporation

By:	/s/ David Arkowitz
Name:	David Arkowitz
Title:	C.O.O. & C.F.O.

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EXHIBIT 2C - OUTLINE OF EXPANSION PREMISES

This plan is intended only to show the general outline of the Expansion Premises as of the date of this Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease or this Amendment with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Expansion Premises.